EXHIBIT 10.9

CERTAIN INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AND SECURITY AGREEMENT

Dated as of September 4, 2024

KLOECKNER METALS SERVICE CENTERS DE MEXICO, S. DE R.L. DE C.V.,

as Borrower

KLOECKNER SPECIALTY METALS DE MEXICO, S. DE R.L. DE C.V. AND

NAFLEX, S. DE R.L. DE C.V.,

as Guarantors

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO SANTANDER MÉXICO,

as Administrative Agent

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO SANTANDER MÉXICO,

as Collateral Agent

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

HSBC,

as Monitoring Agent

and

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

HSBC,

as Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION 1

1.1 Definitions 1

1.2 Accounting Terms 38

1.3 Certain Matters of Construction 38

1.4 Division 39

SECTION 2. CREDIT FACILITIES 39

2.1 Loan Commitments 39

SECTION 3. INTEREST, FEES AND CHARGES 43

3.1 Interest 43

3.2 Fees 45

3.3 Computation of Interest, Fees, Yield Protection 45

3.4 Reimbursement Obligations 45

3.5 Illegality 46

3.6 Inability to Determine Rates 46

3.7 Increased Costs; Capital Adequacy 49

3.8 Mitigation 49

3.9 Funding Losses 50

3.10 Maximum Interest 50

SECTION 4. LOAN ADMINISTRATION 50

4.1 Manner of Borrowing and Funding Loans 50

4.2 Defaulting Lender 51

4.3 Amount of Term SOFR Loans; Determination of Rate 52

4.4 [RESERVED]. 52

4.5 One Obligation 52

4.6 Effect of Termination 52

SECTION 5. PAYMENTS 52

5.1 Payment Provisions 52

5.2 Repayment of Loans 53

5.3 Payment of Other Obligations 54

5.4 Marshaling; Payments Set Aside 54

5.5 Application and Allocation of Payments 54

5.6 [RESERVED]. 55

5.7 [RESERVED]. 55

5.8 Taxes 55

5.9 Lender Tax Information 57

i

5.10 Waivers; Subordination. 59

SECTION 6. CONDITIONS PRECEDENT 60

6.1 Conditions Precedent to Initial Loans 60

6.2 Conditions Precedent to All Credit Extensions 62

SECTION 7. COLLATERAL 63

7.1 Security Documents 63

7.2 Further Assurances 64

7.3 Release of Collateral 64

SECTION 8. COLLATERAL ADMINISTRATION 64

8.1 Borrowing Base Reports 64

8.2 Accounts 65

8.3 Inventory and Finished Product 65

8.4 Collateral Audit 65

8.5 [RESERVED] 66

8.6 General Provisions 66

8.7 Power of Attorney 68

SECTION 9. REPRESENTATIONS AND WARRANTIES 68

9.1 General Representations and Warranties 68

9.2 Complete Disclosure 77

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS 77

10.1 Affirmative Covenants 77

10.2 Negative Covenants 84

10.3 Financial Covenants 92

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT 92

11.1 Events of Default 92

11.2 Remedies upon Default 94

11.3 License 95

11.4 Setoff 96

11.5 Remedies Cumulative; No Waiver 96

SECTION 12. AGENTS 96

12.1 Appointment, Authority and Duties of Agent 96

12.2 Agreements Regarding Collateral and Borrower Materials 98

12.3 Reliance By Agent 99

12.4 Action Upon Default 99

12.5 Ratable Sharing 99

12.6 Indemnification 99

12.7 Limitation on Responsibilities of Agent 99

12.8 Successor Agent and Co‑Agents 100

12.9 Due Diligence and Non‑Reliance 100

12.10 Remittance of Payments and Collections 101

12.11 Individual Capacities 102

12.12 Titles 102

12.13 Certain ERISA Matters 102

12.14 [RESERVED]. 103

12.15 No Third Party Beneficiaries 103

12.16 Recovery of Erroneous Payments 103

12.17 U.S. Collateral Agent 103

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS 104

13.1 Successors and Assigns 104

13.2 Participations 104

13.3 Assignments 105

13.4 Replacement of Certain Lenders 106

SECTION 14. CONTINUING GUARANTY 106

14.1 Guaranty 106

14.2 Rights of Lenders 107

14.3 Certain Waivers 107

14.4 Obligations Independent 107

14.5 Termination; Reinstatement 107

14.6 Stay of Acceleration 108

14.7 Condition of Borrower 108

14.8 Appointment of Borrower 108

14.9 Right of Contribution 108

14.10 No Subrogation 108

14.11 Additional Guarantor Waivers and Agreements 109

14.12 Specific Mexican Law Disclaimers 109

SECTION 15. MISCELLANEOUS 110

15.1 Consents, Amendments and Waivers 110

15.2 Indemnity 111

15.3 Notices and Communications 112

15.4 Performance of Borrower’ Obligations 113

15.5 Credit Inquiries 114

15.6 Severability 114

15.7 Cumulative Effect; Conflict of Terms 114

15.8 Execution; Electronic Records 114

15.9 Entire Agreement 115

15.10 Relationship with Lenders 115

15.11 No Advisory or Fiduciary Responsibility 115

15.12 Confidentiality 115

15.13 [RESERVED] 116

15.14 GOVERNING LAW 116

15.15 Consent to Forum; Bail‑In of EEA Financial Institutions 116

15.16 [RESERVED] 118

15.17 Waivers by Obligors 118

15.18 Patriot Act Notice 118

15.19 NO ORAL AGREEMENT 119

LIST OF EXHIBITS AND SCHEDULES

Exhibit A Form of Assignment Agreement

Exhibit B Form of Borrowing Base Report

Exhibit C Form of Compliance Certificate

Exhibit D Form of Note

Exhibit E Form of Power of Attorney for Process Agent

Exhibit F Form of Initial Mexican Non‑Possessory Pledge

Exhibit G Form of Notice of Borrowing

Exhibit H Form of Notice of Automatic Renewal of Availability Period

Exhibit I Form of U.S. Security Agreement

Exhibit J Form of Accession Agreement

Schedule 1.1 Commitments of Lenders

Schedule 8.6.1 Business Locations

Schedule 9.1.4 Names and Capital Structure

Schedule 9.1.5 Flood Hazard Zones

Schedule 9.1.14 Environmental Matters

Schedule 9.1.15 Restrictive Agreements

Schedule 9.1.16 Litigation

Schedule 9.1.18 ERISA

Schedule 9.1.25 Name; Jurisdiction of Organization; Chief Executive Office, Tax Identification Number and Organizational Identification Number Schedule 9.1.28 Material Contracts

Schedule 10.2.1 Existing Debt

Schedule 10.2.2 Existing Liens

Schedule 10.2.5 Existing Investments

Schedule 10.2.17 Existing Affiliate Transactions

v

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is dated as of September 4, 2024 (this “Agreement”) among KLOECKNER METALS SERVICE CENTERS DE MEXICO, S. DE R.L. DE C.V. (the “Borrower”), KLOECKNER SPECIALTY METALS DE MEXICO, S. DE R.L. DE C.V. and NAFLEX, S. DE R.L. DE C.V., as Guarantors (each a “Guarantor” and collectively, the “Guarantors” and, Borrower and Guarantors, each an “Obligor” and, collectively, the “Obligors”), the financial institutions party to this Agreement from time to time as Lenders, BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as collateral agent for the benefit of the Secured Parties (in such capacity, “Collateral Agent”), and HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC (“HSBC”) as monitoring agent for the Lenders (in such capacity, the “Monitoring Agent”).

R E C I T A L S:

Borrower has requested that Lenders provide a credit facility to Borrower to finance its business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

“Accession Agreement”: the Accession Agreement, substantially in the form attached hereto as Exhibit J.

“Accounting Changes”: means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Account Debtor”: shall have the meaning assigned thereto in the UCC in effect in the State of New York.

“Accounts”: shall have the meaning assigned thereto in the UCC in effect in the State of New York, and any right to payment of a monetary obligation payable to any of the Obligor that constitute an “accounts receivable” under Applicable Law.

“Accounts Formula Amount”: 85% of the Value of Eligible Accounts.

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, line of business, division or substantially all assets of a Person; (b) record or beneficial

16

ownership of 50% or more of the Equity Interests of a Person; or (c) merger, Division, consolidation or combination of a Borrower or Subsidiary with another Person.

“Adjustment Date” shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending June 30, 2024, the first day (or, if such day is not a Business Day, the next succeeding Business Day) of the next Interest Period immediately following the delivery by the Borrower of the financial statements and officer’s certificate required to be delivered hereunder.

“Affected Financial Institution”: any EEA Financial Institution or UK Financial Institution.

“Affiliate”: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

“Affiliate Guaranty” or “Affiliate Guaranties”: unsecured guaranties by any Obligor of Debt of Klöckner & Co SE and its Affiliates and Subsidiaries (other than the Obligors).

“Agent Indemnitees”: Agents and their respective officers, directors, employees, Affiliates and Agent Professionals.

“Agent Professionals”: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained or used by Agents.

“Agents”: collectively, Administrative Agent, Collateral Agent, Monitoring Agent, and, if applicable, U.S. Collateral Agent, in each case together with their respective successors.

“Anti‑Corruption Law”: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

“Anti‑Terrorism Law”: any law relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law”: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin”: means the percentages per annum determined by reference to the Net Debt/EBITDA Ratio in effect for the applicable Test Period as set forth below:

Net Debt/EBITDA Ratio	Applicable Margin
Greater than or equal to 3.00 : 1.00	2.45%
Lower than 3.00 : 1.00 and greater than or equal to 2.00 : 1.00	2.25%
Lower than 2.00 : 1.00 and greater than or equal to 1.00 : 1.00	2.10%
Lower than 1.00 : 1.00	1.75%

16

“Approved Fund”: any entity owned or Controlled by a Lender or Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.

“Asset Disposition”: a sale, lease, license, consignment, transfer or other disposition of Property, including any disposition of by Division, in connection with a sale‑leaseback transaction, synthetic lease or otherwise.

“Assignment”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders).

“Availability Period”: means the period starting on the date hereof and ending on the date that is 180 days from the date hereof, automatically renewable for successive 180‑day periods in accordance with Section 2.1.8 herein.

“Availability Reserve”: the sum (without duplication) of (a) the Bailee Reserve; (b) the Inventory and Finished Product Reserve; (c) the Rent and Charges Reserve; (d) the Dilution Reserve; (e) liabilities secured by Liens upon Collateral that are or may be senior to Collateral Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (f) without duplication of the foregoing or of amounts of Accounts, Inventory or Finished Product excluded as ineligible in accordance with the definitions of Eligible Accounts, Eligible Inventory and Eligible Finished Product, respectively, additional reserves with respect to (I) sums that Borrower is required to pay under this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (II) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Borrowing Base Collateral (other than any Permitted Lien with respect to which Monitoring Agent has already established an Availability Reserve in accordance with this Agreement), which Lien or trust, in the Permitted Discretion of Monitoring Agent likely would have a priority superior to Collateral Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under Applicable Law) in and to such item of the Collateral (it being understood that reserves may only be applied by the Monitoring Agent pursuant to this clause (f) in lieu of, and not in addition to, designating as ineligible those items of Inventory or Finished Product which would otherwise be deemed ineligible pursuant to the definition of Eligible Inventory or Eligible Finished Product, as applicable, as a result of any circumstance referred to in clauses (f)(I) and (II) above), in each case of clauses (a) through (f) of this definition, in such amounts as Monitoring Agent in its Permitted Discretion deems necessary or appropriate to impose from time to time. Monitoring Agent shall notify the Borrower in writing of any changes to the Availability Reserve, including the imposition of any additional reserves after the Closing Date, at least five (5) Business Days’ prior to the implementation thereof (during such period the Monitoring Agent shall be available to discuss any such proposed Availability Reserve with the Borrower and Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Monitoring Agent); provided, that no such notice shall be required during the continuance of an Event of Default, or in the case of any reserve which is the result of a Lien senior in priority to Collateral Agent’s Lien, in which case such change shall be effective immediately; provided further that during the period from such notice until such new or changed reserve is effective, the aggregate amount of all outstanding Loans as of the date of the receipt of notice may not be

16

increased to the extent such increase would not be permitted by virtue of the Borrowing Base as adjusted after giving effect to such new or changed reserve.

“Bailee”: means any outside processor, warehouseman or other similar bailee in possession of Borrower’s Inventory or Finished Product.

“Bailee Reserve”: means, with respect to any Bailee location where any Inventory or Finished Product is located, a reserve in an amount up to the amount payable to such Bailee for the applicable services rendered with respect to such Inventory or Finished Product, as estimated by Monitoring Agent in good faith in its Permitted Discretion; provided, that, no Bailee Reserve shall apply to any Bailee location with respect to which Monitoring Agent has received a Lien Waiver whereby the applicable Bailee waives, in a manner reasonably acceptable to Monitoring Agent, all Liens in Borrower’s Inventory or Finished Product held by such Bailee and all rights to receive any payment for its services or otherwise as a condition to the release of such Inventory to Monitoring Agent.

“Bail‑In Action”: the exercise of any Write‑Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail‑In Legislation”: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail‑In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11 of the United States Code.

“Base Rate”: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.00%; provided, that in no event shall the Base Rate be less than zero.

“Base Rate Loan”: any Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Lenders.

“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230

“Borrower Materials”: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided by Agents to Lenders in connection with the credit facility established by this Agreement.

“Borrowing”: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

16

“Borrowing Base”: on any date of determination, an amount equal to the lesser of (a) the aggregate Commitments; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Finished Product Formula Amount, plus cash deposited in bank accounts of the Obligors, to the extent such bank accounts that have been pledged as Collateral for the benefit of the Secured Parties minus the Availability Reserve.

“Borrowing Base Collateral”: Property of the type that may be included in the calculation of the Borrowing Base, regardless of eligibility thereof.

“Borrowing Base Report”: a report of the Borrowing Base, in the form of Exhibit B attached hereto or another form reasonably satisfactory to Agent (as instructed by the Required Lenders).

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Mexico City, Mexico.

“Capital Expenditures”: with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation”: that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Mexico or issued by any agency thereof and backed by the full faith and credit of the United States or Mexico, as applicable, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or Mexico, as applicable, or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest local ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A‑1 from S&P or at least P‑1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or Mexico or any state thereof or the District of Columbia or any United States or Mexican branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $180,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or Mexico or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $180,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h)

16

Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd‑Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: the occurrence of any of the following: (i) Klöckner & Co SE shall fail to (A) own and control, directly or indirectly, at least 50.01% of the voting Equity Interests of Borrower and each other Obligor, or (B) be entitled, directly or indirectly, whether through ownership of Equity Interests, by contract or otherwise, to elect a majority of the board of directors or equivalent governing body of Borrower and each other Obligor, or (C) be entitled, directly or indirectly, whether through ownership of Equity Interests, by contract or otherwise, to direct or cause the direction of the management and policies of Borrower and each other Obligor, (ii) Borrower shall fail to own and control in the aggregate, directly or indirectly, at least 99% of the Equity Interests of each of the Guarantors or its Material Subsidiaries, (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower or any of its Subsidiaries to any “person” (as such term is used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or (iv) the adoption by the stockholders of Borrower of a plan or proposal for the liquidation or dissolution of Borrower, any Guarantor or any of their Material Subsidiaries.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agents or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto; provided, however, that Borrower shall not be liable for (x) disputes solely between or among the Lenders, or (y) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that this indemnification shall extend to Agents (but not the Lenders) relative to disputes between or among Agents on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (z) any Taxes or any costs attributable to Taxes, which shall be governed by Section 5.8). In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non‑appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

16

“Closing Date”: as defined in Section 6.1.

“CME”: means CME Group Benchmark Administration Limited.

“Code”: the Internal Revenue Code of 1986, as in effect from time to time.

“Collateral”: all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations; provided that the term “Collateral” shall not include any Excluded Property.

“Collateral Ratio”: at any date of determination, the ratio of the Value of all Collateral to Obligations under the Loan Documents consisting of (i) outstanding principal, (ii) accrued interest and (iii) premium, expenses, fees, indemnification obligations, Claims and other amounts to the extent due and payable by Obligors under Loan Documents.

“Commitment”: for any Lender, its obligation to make Loans up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to an Assignment to which it is a party.

“Commitments”: the aggregate amount of all Lenders’ Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication”: any notice, request, election, representation, certificate, report, disclosure, authorization, or other information or statement relating hereto, including any Loan Document or Borrower Materials.

“Company Equity”: for each fiscal quarter, the amount calculated for “Shareholders Equity” (or similar term) in the same manner as shown in the Borrower’s consolidated financial statements, and in accordance with GAAP.

“Compliance Certificate”: a certificate, substantially in the form attached hereto as Exhibit C (or in any other form reasonably satisfactory to Agent (as instructed by the Required Lenders)), by which Borrower certifies (a) compliance with Section 10.3 and (b) calculation of the Net Debt/EBITDA Ratio (in reasonable detail).

“Conforming Changes” shall mean with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Administrative Agent’s discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

16

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

“Consolidated” or “consolidated” with reference to any term defined herein, means that term as applied to the accounts of Borrower and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

“Consolidated EBITDA”: means, for any applicable period of computation, (a) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income or loss for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus (ii) federal, state, local and foreign income and similar taxes of Borrower on a Consolidated basis for such period, plus (iii) depreciation, amortization and other non‑cash charges (excluding non‑cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges) of Borrower on a Consolidated basis for such period, plus or minus (iv) losses or gains on sale of assets (excluding sales of Inventory in the Ordinary Course of Business).

“Consolidated Interest Expense”: means, for any applicable period of computation, all interest expense, net of cash interest income, of Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income”: means, for any applicable period of computation, the net income (or net deficit) of Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Control”: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

“Copyright Licenses”: any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights”: (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the accordance with Applicable Law and (b) all renewals thereof.

“Daily Simple SOFR”: means, with respect to any applicable determination date means SOFR published on such date on the FRBNY website (or any successor source satisfactory to Administrative Agent).

“Debt”: as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Swap Agreements (which amount shall be calculated based on the amount

16

that would be payable by such Person if the Swap Agreement were terminated on the date of determination), (g) any Prohibited Preferred Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co‑made, discounted, or sold with recourse) any obligation of any other Person that constitutes Debt under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Debt represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Debt, and (ii) the amount of any Debt described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate”: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

“Defaulting Lender”: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Administrative Agent or Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Administrative Agent or Borrower, to confirm in a manner satisfactory to Administrative Agent and Borrower that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail‑In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

“Dilution Percent”: the percent, determined for Borrower’s most recent Fiscal Quarter, equal to (a) bad debt write‑downs or write‑offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

“Dilution Reserve”: a reserve established by the Monitoring Agent in its Permitted Discretion in an amount not to exceed to (a) the percent by which the Dilution Percent exceeds 5.0% multiplied by (b) the Eligible Accounts of the Borrower.

“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment‑in‑kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Division”: the creation of one or more new companies by means of any statutory division of a company pursuant to Applicable Law. “Divide” shall have the corresponding meaning.

16

“Dollars”: lawful money of the United States.

“Domestic Subsidiary”: with respect to Borrower or any other Obligor, any Subsidiary of such Person which is incorporated or organized under the laws of Mexico.

“EEA Financial Institution”: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy”: as defined in Section 15.8.

“Electronic Record” and “Electronic Signature”: each as defined in 15 U.S.C. § 7006.

“Eligible Account”: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Monitoring Agent in Monitoring Agent’s Permitted Discretion to address the result of any field examination performed by (or on behalf of) Administrative Agent or Monitoring Agent from time to time following the Closing Date. An Account shall not be included in Eligible Accounts if:

(a) it is unpaid for more than 90 days after the original due date, or more than 120 days after the original invoice date, in each case unless covered by credit insurance for which a claim has not been denied in writing by the applicable insurance carrier and solely to the extent of such coverage;

(b) all Accounts from an Account Debtor, when 50% or more of the Accounts owing by such Account Debtor are not Eligible Accounts under the foregoing clause (a);

(c) when aggregated with other Accounts owing by the same Account Debtor, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Monitoring Agent may establish for the Account Debtor from time to time) but only to the extent of such excess;

(d) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); provided, that, the aggregate amount of such offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance shall be reduced by an amount, equal to the payables to all of such creditors or suppliers that are included, without duplication, in the calculation of the Availability Reserve;

16

(e) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is a Sanctioned Person; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(f) the Account Debtor is organized or has its principal offices or assets outside Mexico and the United States, unless the Account is supported by a letter of credit (delivered to and directly drawable by Collateral Agent) or credit insurance reasonably satisfactory in all respects to the Required Lenders;

(g) it is owing by a Governmental Authority;

(h) it is not subject to a duly perfected Lien in favor of Collateral Agent (or, in case of Accounts under which the Account Debtor is organized or has its principal offices or assets in the United States, in favor of U.S. Collateral Agent) having first priority (other than in the case of any Permitted Lien with respect to which Monitoring Agent has established an Availability Reserve in accordance with this Agreement), or is subject to any other Lien (other than a Permitted Lien);

(i) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(j) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(k) the Account Debtor has made a partial payment with respect to such Account in connection with a dispute between the Account Debtor and a Borrower;

(l) it arises from a sale to an Affiliate or from a sale for personal, family or household purposes;

(m) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;

(n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(o) it is an Account subject to a factoring arrangement or Lien benefiting another Person; or

(p) it represents a prepayment, unapplied cash payment, or progress payment, or any obligation for goods sold on consignment, cash‑on delivery, cash‑in advance, sale and approval, sale‑or‑return, retained invoice, or guaranteed sale basis or subject to any other repurchase or return arrangement.

“Eligible Assignee”: (a) another Lender, Affiliate of a Lender or Approved Fund, but in each case, (1) excluding any Defaulting Lender, and (2) to the extent such Lender, Affiliate of a Lender or Approved Fund is a Mexican Tax Treaty Lender; (b) (i) an Export Credit Agency, (ii) a Mexican Financial Institution, or (iii) a Mexican Tax Treaty Lender, (c) an assignee approved by

16

Borrower (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within three (3) Business Days after notice of the proposed assignment; in the understanding that, Borrower may withhold consent at its discretion when such assignment causes an increase in costs or Taxes for which Borrower is required to indemnify or otherwise reimburse a Lender hereunder) and Administrative Agent (as instructed by the Required Lenders); or (d) during an Event of Default, any Person acceptable to the Required Lenders in their discretion.

“Eligible Finished Product”: Finished Product consisting of first quality finished goods held for sale in the ordinary course of Obligors’ business that complies with each of the representations and warranties respecting Eligible Finished Product made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Monitoring Agent in Monitoring Agent’s Permitted Discretion to address the results of any audit or appraisal performed by (or on behalf of) Administrative Agent or Monitoring Agent from time to time after the Closing Date. An item of Finished Product shall not be included in Eligible Finished Product if:

(a) Obligor does not have good, valid, and marketable title thereto,

(b) Obligor does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Obligor),

(c) it is not located at one of the locations in Mexico set forth on Schedule 8.6.1 (as such schedule may be updated from time to time in writing with Monitoring Agent’s approval which approval is not to be unreasonably withheld) to this Agreement (or in‑transit from one such location to another such location),

(d) it is in‑transit to or from a location of an Obligor (other than in‑transit from one location set forth on Schedule 8.6.1 to another location set forth on Schedule 8.6.1 (in each case, as such schedule may be updated from time to time in writing with Monitoring Agent’s approval which approval is not to be unreasonably withheld)),

(e) it is located on real property leased by an Obligor, unless it is subject to a Lien Waiver executed by the applicable lessor or a Rent and Charges Reserve has been established by Monitoring Agent to the extent it deems appropriate in its Permitted Discretion,

(f) it is being held by a Bailee, unless (i) a Bailee Reserve has been established by Monitoring Agent to the extent it deems appropriate in its Permitted Discretion (unless such Finished Product is subject to a Lien Waiver whereby the applicable Bailee waives, in a manner reasonably acceptable to Monitoring Agent, all Liens in Obligors’ Finished Product held by such Bailee and all rights to receive any payment for its services or otherwise as a condition to the release of such Finished Product to Monitoring Agent), (ii) to the extent such Bailee is engaged in the business of selling goods of such type, notice filings in accordance with Applicable Law and other acceptable documentation regarding an Obligor’s interests in such Finished Product have been provided to Administrative Agent or Monitoring Agent, and (iii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, that, the aggregate amount of Finished Product held by outside Bailees that may be deemed eligible shall not at any time exceed $35,000,000;

16

(g) it is being held on consignment by a third party, unless (i) it is subject to a Lien Waiver executed by the applicable consignee, (ii) notice filings in accordance with Applicable Law and other acceptable documentation regarding an Obligor’s interests in such Finished Product have been provided to Administrative Agent or Monitoring Agent, and (iii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, that, the aggregate amount of Finished Product held on consignment by third parties that may be deemed eligible shall not at any time exceed $35,000,000,

(h) it is the subject of a bill of lading or other document of title,

(i) it is not subject to a duly perfected Lien in favor of Collateral Agent (or, in case of Accounts under which the Account Debtor is organized or has its principal offices or assets in the United States, in favor of U.S. Collateral Agent) having first priority (other than in the case of any Permitted Lien with respect to which Monitoring Agent has established an Availability Reserve in accordance with this Agreement), or is subject to any other Lien (other than a Permitted Lien),

(j) it consists of goods returned or rejected by an Obligor’s customer for which a credit has not yet been issued,

(k) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in an Obligors’ business, bill and hold goods, defective or damaged goods, “seconds,” no charge or sample items, or Finished Product acquired on consignment, sale or return, sale on approval or similar arrangement,

(l) it is subject to third party trademark, licensing or other proprietary rights, unless Monitoring Agent is satisfied that such Finished Product can be freely sold by Monitoring Agent on and after the occurrence of an Event of Default despite such third party rights, or

(m) it was acquired in connection with a Permitted Acquisition, until the completion of any appraisal and field examination of such Finished Product required by (or on behalf of) Administrative Agent or Monitoring Agent, in each case, reasonably satisfactory to Administrative Agent or Monitoring Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

“Eligible Inventory”: Inventory consisting of steel raw materials and work‑in‑process, in each case that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Monitoring Agent in Monitoring Agent’s Permitted Discretion to address the results of any audit or appraisal performed by (or on behalf of) Administrative Agent or Monitoring Agent from time to time after the Closing Date. An item of Inventory shall not be included in Eligible Inventory if:

(a) Obligor does not have good, valid, and marketable title thereto,

(b) Obligor does not have actual and exclusive possession thereof (either directly or through a bailee or agent of an Obligor),

16

(c) it is not located at one of the locations in Mexico set forth on Schedule 8.6.1 (as such schedule may be updated from time to time in writing with Monitoring Agent’s approval which approval is not to be unreasonably withheld) to this Agreement (or in‑transit from one such location to another such location),

(d) it is in‑transit to or from a location of an Obligor (other than in‑transit from one location set forth on Schedule 8.6.1 to another location set forth on Schedule 8.6.1 (in each case, as such schedule may be updated from time to time in writing with Monitoring Agent’s approval which approval is not to be unreasonably withheld)),

(e) it is located on real property leased by an Obligor, unless it is subject to a Lien Waiver executed by the applicable lessor or a Rent and Charges Reserve has been established by Monitoring Agent to the extent it deems appropriate in its Permitted Discretion,

(f) it is being held by a Bailee, unless (i) a Bailee Reserve has been established by Monitoring Agent to the extent it deems appropriate in its Permitted Discretion (unless such Inventory is subject to a Lien Waiver whereby the applicable Bailee waives, in a manner reasonably acceptable to Monitoring Agent, all Liens in Obligors’ Inventory held by such Bailee and all rights to receive any payment for its services or otherwise as a condition to the release of such Inventory to Monitoring Agent), (ii) to the extent such Bailee is engaged in the business of selling goods of such type, notice filings in accordance with Applicable Law and other acceptable documentation regarding Obligors’ interests in such Inventory have been provided to Administrative Agent or Monitoring Agent, and (iii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, that, the aggregate amount of Inventory held by outside Bailees that may be deemed eligible shall not at any time exceed $35,000,000;

(g) it is the subject of a bill of lading or other document of title,

(h) it is not subject to a duly perfected Lien in favor of Collateral Agent (or, in case of Accounts under which the Account Debtor is organized or has its principal offices or assets in the United States, in favor of U.S. Collateral Agent) having first priority (other than in the case of any Permitted Lien with respect to which Monitoring Agent has established an Availability Reserve in accordance with this Agreement), or is subject to any other Lien (other than a Permitted Lien),

(i) it consists of goods returned or rejected by an Obligor’s customer for which a credit has not yet been issued,

(j) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in an Obligor’s business, bill and hold goods, defective or damaged goods, “seconds,” no charge or sample items, or Inventory acquired on consignment, sale or return, sale on approval or similar arrangement,

(k) it is subject to third party (excluding, for the avoidance of doubt, any Borrower, Guarantor or their respective Affiliates) trademark, licensing or other proprietary rights, unless Monitoring Agent is satisfied that such Inventory can be freely sold by Monitoring Agent on and after the occurrence of an Event of Default despite such third party rights, or

16

(l) it was acquired in connection with a Permitted Acquisition, until the completion of any appraisal and field examination of such Inventory required by (or on behalf of) Administrative Agent or Monitoring Agent, in each case, reasonably satisfactory to Administrative Agent or Monitoring Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

“Enforcement Action”: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self‑help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

“Environmental Laws”: means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Obligor or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Notice”: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release”: as defined as “descarga” under the Mexican National Waters Law (Ley de Aguas Nacionales).

“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company (including all of such member’s limited liability company interests in, and right to participate in the management of or otherwise control or exercise rights as a member of, such limited liability company); or (d) other Person having any other form of equity security or ownership interest.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) with an Obligor or a Subsidiary of any Obligor.

“EU Bail‑In Legislation Schedule”: the EU Bail‑In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Event of Default”: as defined in Section 11.

“Excess Availability”: means, as of any date of calculation, the amount by which (a) the Line Cap exceeds, (b) the outstanding principal amount of all Loans (calculated as of such date).

“Excess Collateral Availability”: means Excess Availability, as calculated without regard to any limitation thereon imposed by the aggregate Commitments.

“Excluded Property”: means

(a) any asset subject to a rule of law, statute or regulation or of a lease agreement or any general intangible (including a contract, permit, license or franchise) or a Permitted Lien, where the grant of such security interest would invalidate or constitute a breach or violation of any such rule of law, statute, regulation, lease agreement or general intangible or agreement or agreements creating or giving rise to such Permitted Lien, provided that the limitation set forth in this sentence shall exist only for so long as such rule of law, statute, regulation, lease agreement or general intangible or agreement and the Permitted Lien created therein continue to be effective (and, upon the cessation, termination, expiration of such rule of law, statute, regulation, lease agreement or general intangible or Permitted Lien, or if any such rule of law, statute or regulation is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset);

(b) Equity Interests issued, and property owned, by any Excluded Subsidiary;

(c) any United States intent‑to‑use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use Trademark application or any registration issuing therefrom under applicable federal law; and

(d) property owned by any Obligor on the date hereof or hereafter acquired that is subject to a Permitted Lien securing a purchase money obligation or Capital Lease obligation permitted to be incurred pursuant to Section 10.1.1 if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease obligation) prohibits the creation of any other Lien on such property; provided that such property shall no longer constitute Excluded Property when such Lien is released and shall immediately and automatically without further action by the relevant Obligor or the Agents be and become part of the Collateral, except to the extent such property otherwise constitutes Excluded Property;

provided, however that the Proceeds of such Excluded Property shall not be excluded from the Collateral, except to the extent such proceeds otherwise constitute Excluded Property.

“Excluded Subsidiary”: (a) any Immaterial Subsidiary, (b) NMML Asia, Limited and (c) any not‑for‑profit entity.

“Excluded Taxes”: means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office, in the case of any Lender, its or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or

42

Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment to an Eligible Assignee pursuant to Section 13.3 or an assignment request by Borrower under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office, (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9.2, and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

“Export Credit Agency”: an official non‑Mexican Financial Institution for the promotion of exports which qualifies for the exemption of withholding taxes in Mexico in accordance with Article 166, twentieth paragraph, letter b. of the Mexican Income Tax Law or any successor provisions or regulations thereunder.

“Extraordinary Expenses”: all costs, expenses or advances incurred by Agents during a Default or Event of Default or an Obligor’s Insolvency Proceeding, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agents, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Collateral Agent’s Liens, Loan Documents or Obligations, including any lender liability or other Claims; (c) exercise of any rights or remedies of Agents in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; or (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; provided, however, that with respect to any enforcement, restructuring or workout, but without limitation of the inclusion of costs and expenses of Agents’ attorneys, the costs and expenses of attorneys to the other Indemnitees shall be limited to the reasonable attorneys’ fees of one law firm as counsel to such other Indemnitees, except to the extent that any such Indemnitee reasonably determines that it is necessary or appropriate for it to obtain separate counsel as a result of any conflict of interest. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“FATCA”: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate”: shall mean for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

“Fee Letter” or “Fee Letters”: shall mean: (i) the fee letter dated September 4, 2024, between Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México and Borrower, (ii) the fee letter dated September 4, 2024, between HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and Borrower, and (iii) any fee letter executed in connection with this Agreement; in each case, as they may be amended from time to time.

42

“Finished Product”: all first quality finished goods intended for sale, lease, display or demonstration, or otherwise sold in Borrower’s business.

“Finished Product Formula Amount”: 75% of the Value of Eligible Finished Product.

“Fiscal Quarter”: each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year”: the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“FRB”: the Board of Governors of the Federal Reserve System of the United States.

“FRBNY”: Federal Reserve Bank of New York.

“Fronting Exposure”: a Defaulting Lender’s interest in Loans, except to the extent allocated to other Lenders hereunder.

“Full Payment”: with respect to any Obligations, the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

“Funded Debt”: as of any date of determination, all Debt for borrowed money or letters of credit of Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, the Loans, the amount of their Capitalized Lease Obligations.

“GAAP”: generally accepted accounting principles in effect in the United States from time to time.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self‑regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra‑national bodies such as the European Union or European Central Bank).

“Guarantors”: the Guarantors and each other Person that guarantees payment or performance of Obligations.

“Guaranty” or “Guaranties”: each guaranty agreement executed by a Guarantor.

“Hazardous Material”: (a) any hazardous substance; (b) any hazardous waste; (c) petroleum, including crude oil or any fraction thereof, except when used for refueling motor vehicles in commercially reasonably quantities that would not reasonably be expected to result in a Material Adverse Effect; (d) radioactive material, including any source, special nuclear, or byproduct material; (e) asbestos or asbestos‑containing materials; (f) electrical equipment that

42

contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; and (g) any explosive or extremely dangerous material, in each case as defined and in accordance with Applicable Law in Mexico.

“Immaterial Subsidiary”: means, as of any date of determination, any direct or indirect Subsidiary of Borrower as to which both of the following conditions apply: (a) less than $1,000,000 of Consolidated EBITDA, as calculated for the most recent four fiscal quarter period then ended for which financial statements are required to have been delivered to Administrative Agent under Section 10.1.2, is attributable to such Subsidiary, and (b) the assets of such Subsidiary have a book value of less than $10,000,000.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Increasing Lender”: as defined in Section 2.1.10.

“Initial Mexican Non‑Possessory Pledge” means the Mexican Non‑Possessory Pledge to be created and perfected prior to the Closing Date.

“Indemnitees”: Agent Indemnitees and Lender Indemnitees.

“Increase Period”: the period starting on the date hereof and ending on September 4, 2027.

“Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code or Applicable Law in Mexico, or any other insolvency, debtor relief or debt adjustment law applicable to the Obligors, individually or collectively; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Inspection Trigger Event”: Specified Availability at any time is for five (5) consecutive days less than 15% of the Line Cap.

“Intellectual Property”: all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and all other intellectual property of the Obligors.

“Interest Payment Date”: the last Business Day of each month.

“Interest Period”: (a) with respect to the first Interest Period, the period commencing on the date of the Borrowing of a Loan and ending on but excluding the next succeeding Interest Payment Date, and (b) with respect to each Interest Period for such Loan thereafter, the period commencing on each Interest Payment Date and ending on but excluding the immediately succeeding Interest Payment Date.

“Inventory”: all work in process and all steel raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing,

42

packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in Borrower’s business (but excluding Equipment).

“Inventory Formula Amount”: 75% of the Value of Eligible Inventory consisting of steel raw materials/ work‑in‑process.

“Inventory and Finished Product Reserve”: reserves established by Monitoring Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory or Finished Product, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“Investment”: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), or an advance or capital contribution to or other investment in a Person (including in the form of loans, guarantees, advances and capital contributions, but excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the Ordinary Course of Business, and (b) bona fide Accounts arising in the Ordinary Course of Business).

“IRS”: the United States Internal Revenue Service.

“Klöckner & Co SE”: means Klöckner & Co SE, a Societe Europaea organized under the laws of Germany.

“Klockner Mexican Intercompany Consolidation”: means the merger or consolidation of Kloeckner Metals de Mexico SA de CV with one of the Obligors, so long as an Obligor is the surviving entity after giving effect to such merger or consolidation.

“Lender Indemnitees”: Lenders and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“Lenders”: lenders party to this Agreement and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

“Lending Office”: the office (including any domestic or foreign Affiliate or branch) designated as such by Administrative Agent or Lender by notice to Borrower and, if applicable, Agents.

“License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor”: any Person from whom an Obligor obtains the right to use any Intellectual Property.

“Lien”: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right‑of‑way, covenant, condition, restriction, lease, or other title exception or encumbrance.

42

“Lien Waiver”: a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, Bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in a Borrower’s or its Subsidiaries’ books and records, or Inventory, in each case, in form and substance reasonably satisfactory to Monitoring Agent.

“Line Cap”: means the lesser of the Borrowing Base and the aggregate Commitments.

“Loan”: a loan made by a Lender under the credit facility established by this Agreement.

“Loan Documents”: this Agreement, Other Agreements and Security Documents.

“Loan Year”: each 12‑month period commencing on the Closing Date or an anniversary thereof.

“Margin Stock”: as defined in Regulation U of the Federal Reserve Board of Governors.

“Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has a material adverse effect on (a) the ability of any Obligor to perform any of its payments obligations under the Loan Documents, (b) the validity or enforceability of the Loan Documents or the rights or remedies of any Secured Party under the Loan Documents, or (c) the business, operations, Properties or financial condition of the Obligors, taken as a whole.

“Material Contract”: any written agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary”: as of any date of determination, any Subsidiary of a Borrower which is not an Immaterial Subsidiary.

“Mexican Financial Institution” means a financial institution (institución de crédito) organized under and existing pursuant to and in accordance with the laws of Mexico and authorized to conduct banking activities in Mexico by the Mexican Ministry of Finance.

“Mexican Non‑Possessory Pledge” means any non‑possessory pledge (prenda sin transmisión de posesión) granted by the Obligors over Inventory, Finished Product and Accounts to secure the Obligations.

“Mexican Tax Treaty Lender” means a Lender (or, if such Lender acts through a branch or agency, the principal office of such Lender) that (a) is the effective beneficiary (beneficiario efectivo) of the payments made by any Loan Party hereunder, (b) meets the requirements imposed by Article 166‑I, paragraph (a), Section (2) (or any other successor provision) of the Mexican Income Tax Law, (c) upon the written request by an Obligor delivers, as soon as practicable upon written request, reasonable evidence and documentation in order to comply with the Resolución Miscelánea Fiscal para 2024 (Tax Resolution for 2024) (or any successor provisions), (d) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect, and (e) meets the requirements set forth in such treaty to qualify for treaty benefits.

42

“Mexico”: the United Mexican States (Estados Unidos Mexicanos).

“Monitoring Agent”: has the meaning set forth in the preamble to this Agreement.

“Moody’s”: Moody’s Investors Service, Inc. or any successor reasonably acceptable to Administrative Agent.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor, a subsidiary of an Obligor or an ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds”: with respect to any sale or disposition by an Obligor or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Borrower or any of its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Debt secured by any Permitted Lien on any asset (other than (A) Debt owing to Agents or any Lender under this Agreement or the other Loan Documents and (B) Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Borrower or such Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“Net Debt”: with respect to the Borrower on a Consolidated basis, Funded Debt minus cash and Cash Equivalents.

“Net Debt/EBITDA Ratio”: at any date of determination, the ratio of Net Debt to Consolidated EBITDA for the applicable Test Period.

“Net Gearing Ratio”: at any date of determination, the ratio of Net Debt to Company Equity for the applicable Test Period.

“Note” or “Notes”: each promissory note in the form specified for on Exhibit D hereto that qualifies as a pagaré no negociable under Applicable Law in Mexico, executed by Borrower as issuer (suscriptor) and executed por aval by each Guarantor.

“Notice of Borrowing”: a request by Borrower for a Borrowing, in the form of Exhibit G or otherwise reasonably satisfactory to Agent (as instructed by the Required Lenders).

“Notice of Conversion/Continuation”: a request by Borrower for conversion or continuation of a Loan as a Term SOFR Loan, in form reasonably satisfactory to Administrative Agent.

“Obligations”: all (a) principal of and premium, if any, on the Loans payable by Obligors under Loan Documents, (b) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, and (c) other Debts, and any other obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each

42

case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Obligor”: Borrower and Guarantors.

“OFAC”: Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Course of Business”: the ordinary course of business of Obligors or their respective Subsidiaries, undertaken in good faith and consistent with Applicable Law and not for purposes of evading any covenant or restriction in any Loan Document.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, incorporation deed (escritura constitutiva), bylaws (estatutos sociales), articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Other Agreement”: the Notes, each Fee Letter, Lien Waiver, Borrower Material, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter issued or delivered by an Obligor or other Person to Agents or a Lender or the Process Agent in connection with any transactions relating hereto.

“Other Connection Taxes”: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction imposing such Tax (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

“Participant”: as defined in Section 13.2.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents”: (a) all letters patent of the United States or any other country and all reissues and extensions thereof and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations‑in‑part thereof.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107‑56, 115 Stat. 272 (2001).

42

“Payment Conditions (Acquisitions/Investments)”: means (a) no Default or Event of Default exists or would occur immediately after giving pro forma effect to the proposed Acquisition or Investment, as applicable, and (b) Borrower shall be in compliance with all Financial Covenants set forth in Section 10.3 immediately prior to such Acquisition or Investment and on a pro forma basis after giving effect to the Acquisition or Investment as if such Acquisition or Investment had been made on the first day of the measurement period.

“Payment Conditions (Distributions)”: (a) no Default or Event of Default exists or would occur immediately after giving pro forma effect to the proposed Distribution or repayment and (b) Borrower shall be in compliance with all Financial Covenants set forth in Section 10.3 immediately prior to such Distribution and on a pro forma basis after giving effect to the Distribution as if such Distribution had been made on the first day of the measurement period.

“Payment Item”: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

“PBGC”: the Pension Benefit Guaranty Corporation.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor, a Subsidiary of an Obligor or an ERISA Affiliate or to which the Obligor, a Subsidiary of an Obligor or an ERISA Affiliate contributes or has an obligation to contribute or has made contributions at any time during the preceding five plan years.

“Permitted Acquisition”: means (i) the Klockner Mexican Intercompany Consolidation and (ii) an Acquisition by Borrower (directly or indirectly) of all or substantially all the assets of, or Equity Interests in, any Person or of a division or line of business of a Person or a merger or consolidation with any Person (any such Person or assets, as the case may be, the “Acquired Company”), which Klockner Mexican Intercompany Consolidation or Acquisition complies in each case with the following requirements (in each case to the reasonable satisfaction of the Administrative Agent (as instructed by the Required Lenders)):

(a) with respect to clause (ii) above, the Acquired Company shall be an operating company that engages in a line of business substantially similar to the business of a Borrower engaged in on the date hereof or any business or activity reasonably related, complementary or ancillary thereto,

(b) with respect to clause (ii) above, (i) the Payment Conditions (Acquisitions/Investments) are satisfied or (ii) all cash consideration paid in connection with any such Acquisition shall be funded with proceeds of either (A) the issuance of common Equity Interests of Borrower, (B) the issuance of Subordinated Intercompany Debt or (C) the issuance of Debt permitted by Section 10.2.1(f), in each case received substantially concurrently with the closing of such Acquisition,

(c) with respect to clause (ii) above, if the consideration to be paid in connection with such Acquisition exceeds fifty Million Dollars ($50,000,000):

(i) the Administrative Agent shall have received the “Board Paper” for the Acquired Company (i.e. a short memo prepared by Borrower with respect to the Acquired Company) or its equivalent, to the extent prepared,

42

(ii) the Administrative Agent shall have received the review of the financial condition of the Acquired Company conducted by a firm of independent certified public accountants of nationally recognized standing or Borrower, as the case may be, together with financial projections,

(iii) the Administrative Agent shall have received an appraisal from an appraiser reasonably satisfactory to the Administrative Agent (as instructed by the Required Lenders) setting forth the orderly liquidation value of the Inventory or Finished Product of the Acquired Company, if such Inventory or Finished Product is to be included in the Borrowing Base for any purpose,

(iv) the Administrative Agent shall have completed a field examination with respect to the working capital assets of the Acquired Company if such working capital assets are to be included in the Borrowing Base;

(v) in the case of an Acquisition of the Equity Interests of another Person, the stockholders of such other Person shall (by majority vote or such greater vote as is required by the charter documents of such Person) have duly approved such Acquisition,

(vi) at least five (5) Business Days (or such shorter period acceptable to the Administrative Agent) prior to the consummation of the Acquisition, Borrower shall have delivered to the Administrative Agent a certificate either (A) demonstrating that the Payment Conditions (Acquisitions/Investments) are satisfied or (B) certifying that all cash consideration paid in connection with any such Acquisition shall be funded with proceeds of either (1) the issuance of common Equity Interests of Borrower, (2) the issuance of Subordinated Intercompany Debt, or (3) the issuance of Debt permitted by Section 10.2.1(f), in each case received substantially concurrently with the closing of such Acquisition,

(d) the Administrative Agent shall have received all items required by Section 10.1.9 (if applicable) and Section 10.1.13 in connection with Kloeckner Metals de Mexico SA de CV or the Acquired Company,

(e) no Default or Event of Default shall exist immediately prior to or immediately after the consummation of the Klockner Mexican Intercompany Consolidation or the Acquisition,

(f) the representations and warranties of the Borrower or its Subsidiaries contained in Section 9 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such transaction and after giving effect to such transaction, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

(g) Borrower shall have delivered to the Administrative Agent all material agreements relating to the Klockner Mexican Intercompany Consolidation or the Acquisition, in agreed form or substantially agreed form, at least five (5) Business Days (or such shorter period acceptable to the Administrative Agent (as instructed by the Required Lenders)) prior to the consummation of the Acquisition.

42

“Permitted Asset Disposition”: an Asset Disposition constituting:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, obsolete or no longer used or useful in the Ordinary Course of Business,

(b) sales of Inventory or Finished Product to buyers in the Ordinary Course of Business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,

(d) the licensing, on a non‑exclusive basis, of patents, trademarks, copyrights, and other Intellectual Property rights in the Ordinary Course of Business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the Ordinary Course of Business and consistent with past practice, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of Borrower or its Subsidiaries in the Ordinary Course of Business,

(j) the sale or issuance of Equity Interests (other than Prohibited Preferred Equity Interests) of Borrower,

(k) the lapse of registered Patents, Trademarks and other Intellectual Property of Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,

(l) the making of a Distribution that is expressly permitted to be made pursuant to this Agreement,

(m) the making of a Permitted Investment,

(n) dispositions of assets acquired by Borrower and their Subsidiaries pursuant to a Permitted Acquisition consummated within 18 months of the date of the proposed Asset Disposition (the “Subject Permitted Acquisition”) so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) the assets to be so disposed are not necessary, as determined by the Borrower in good faith, in connection with the business of Borrower and its Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition,

(o) (i) dispositions of assets from one Obligor to another Obligor, and (ii) dispositions of assets by a Subsidiary of an Obligor to another Subsidiary provided that if the

42

Subsidiary disposing of the asset is an Obligor, then the acquiring Subsidiary shall also be an Obligor,

(p) dispositions of fixed assets to the extent such assets are exchanged for credit against the purchase price of similar replacement assets,

(q) dispositions of assets not otherwise permitted in clauses (a) through (p) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $10,000,000,

(r) the lease or license of real property so long as such lease or license does not create a Capital Lease (unless such Capital Lease is otherwise permitted hereunder),

(s) dispositions of property to the extent such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such disputation are promptly applied to the purchase price of such replacement property, and

(t) a disposition approved in writing by Administrative Agent (as instructed by the Required Lenders).

“Permitted Discretion”: a determination made in good faith, exercising its reasonable (from the perspective of a secured asset‑based lender) credit judgment exercised in good faith in accordance with customary business practices of the Agents for similar asset‑based lending transactions.

“Permitted Investments”:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business,

(c) advances made in connection with purchases of goods or services in the Ordinary Course of Business,

(d) Investments received in settlement of amounts due to any Obligor or any of its Subsidiaries effected in the Ordinary Course of Business or owing to any Obligor or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of any Obligor or any of its Subsidiaries,

(e) Investments owned by any Obligor or any of its Subsidiaries on the Closing Date and set forth on Schedule 10.2.5,

(f) guarantees permitted under Section 10.2.1,

(g) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Debt or claims due or owing to any Obligor or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the Ordinary Course of Business) or as security for any such Debt or claims,

42

(h) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases,

(i) non‑cash loans to employees, officers, and directors of Borrower for the purpose of purchasing Equity Interests in Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Borrower,

(j) Permitted Acquisitions,

(k) Investments resulting from entering into agreements relative to Debt that is permitted under Section 10.2.1(j),

(l) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(m) loans to and Investments in (i) Borrower or any Subsidiary of a Borrower that is an Obligor, and (ii) any Excluded Subsidiary (including loans that are outstanding as of the Closing Date to Excluded Subsidiaries) in an amount not to exceed in the aggregate $5,000,000,

(n) advances to officers, directors and employees for expenses incurred or anticipated to be incurred in the Ordinary Course of Business,

(o) Investments consisting of intercompany loans and advances (among Obligors and their Subsidiaries) to the extent permitted under Section 10.2.1,

(p) Investments constituting non‑cash consideration received in connection with a Permitted Asset Disposition,

(q) Investments by the Borrower or any Subsidiary in any joint ventures so long as Payment Conditions (Acquisitions/Investments) are satisfied,

(r) (i) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business and (ii) deposits with financial institutions permitted hereunder, and

(s) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount (valued at cost and net of any return representing return of any such Investment) not to exceed $5,000,000 during the term of the Agreement.

“Permitted Lien”: as defined in Section 10.2.2.

“Permitted Preferred Equity Interests”: means and refers to any Preferred Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Equity Interests.

“Permitted Purchase Money Debt”: Purchase Money Debt of Borrower and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $50,000,000 at any time.

42

“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

“Platform”: as defined in Section 15.3.3.

“Preferred Equity Interests”: means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prime Rate”: the rate of interest announced by HSBC from time to time as its prime rate. Such rate is set by HSBC on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by HSBC shall take effect at the opening of business on the day specified in the announcement.

“Pro Rata”: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender’s Loans by the aggregate outstanding Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

“Process Agent”: as defined in Section 15.15.4.

“Prohibited Preferred Equity Interests”: means any Preferred Equity Interests that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Equity Interests of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Termination Date, or is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Equity Interests of the same class and series or of shares of common stock).

“Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non‑payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets the Obligor; and (e) Collateral Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Collateral Agent’s Liens.

“Property”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Money Debt”: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (including, without limitation, Capital Leases); (b) Debt (other than

42

the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any Refinancing Debt in respect thereof.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under Applicable Law.

“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

“Recipient”: Agents, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

“Refinancing Debt”: refinancings, renewals, or extensions of Debt so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Debt so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Debt so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Secured Parties as those that were applicable to the refinanced, renewed, or extended Debt, and

(d) the Debt that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended.

“Rejecting Lender”: as defined in Section 2.1.9.

“Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or the FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rent and Charges Reserve”: a reserve established by Monitoring Agent in its Permitted Discretion in the amount of the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Borrowing Base Collateral or could assert a Lien on any Borrowing Base Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

“Report”: as defined in Section 12.2.3.

42

“Reportable Event”: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Trigger Period”: the period (a) commencing on any day that an Event of Default occurs and is continuing and (b) continuing until the date that such Event of Default is no longer continuing.

“Required Lenders”: two or more unaffiliated Secured Parties holding more than 50% (in aggregate) of (a) the aggregate outstanding Commitments; or (b) after termination of the Commitments, the aggregate outstanding Loans or, upon Full Payment of all Loans, the aggregate remaining Obligations; provided, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

“Rescindable Amount”: as defined in Section 5.1.2.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment”: any Investment by a Borrower or Subsidiary, other than Permitted Investments.

“Restrictive Agreement”: an agreement (other than a Loan Document) that conditions or restricts the right of Borrower, Subsidiary or other Obligor to incur or repay borrowed money, to grant Liens on any assets or to declare or make Distributions.

“Revolver Usage”: the aggregate amount of outstanding Loans at such date of determination.

“RUG” means the Registry of Movable Assets (Registro Único de Garantías Mobiliarias) of Mexico.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor reasonably acceptable to Administrative Agent.

“Sanction”: individually and collectively, respectively, any and all economic sanctions, financial sanctions and trade embargoes imposed, administered or enforced from time to time by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other Governmental Authority with jurisdiction over Agents, any Secured Party or any Obligor or any Subsidiaries or Affiliates of any Obligor.

“Sanctioned Jurisdiction”: at any time, any country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement: Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine).

“Sanctioned Person”: at any time, any Person with whom dealings are restricted or prohibited under applicable Sanctions as a result of being (a) named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or OFAC’s consolidated Non‑SDN list or any other Sanctions related list maintained by any Governmental Authority with jurisdiction over Agents, any Secured Party or any Obligor or any Subsidiaries or Affiliates of any Obligor, (b) the government or an agency of the government of a Sanctioned Jurisdiction (c) any

42

Person operating, organized or resident in a Sanctioned Jurisdiction, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate), as such terms are interpreted under applicable Sanctions and related guidance, by any such Person or Persons described in clauses (a) through (c) above.

“Scheduled Unavailability Date”: as defined in Section 3.6.2.

“Secured Parties”: Agents, and Lenders.

“Security Documents”: the Guaranties, the Mexican Non‑Possessory Pledge, the U.S. Security Agreement (if any) and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Senior Officer”: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.

“Settlement Report”: a report summarizing Loans outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

“Shareholders’ Equity”: at any date of determination, the sum of subscribed equity, capital reserves, retained earnings and accumulated other comprehensive income excluding goodwill and intangible assets, in each case calculated in the same manner as shown in the Borrower’s consolidated financial statements, as of July 31, 2023, in accordance with GAAP.

“SOFR”: the secured overnight financing rate published by FRBNY (or a successor administrator), as administrator of the benchmark, on its website (or any successor source satisfactory to Administrative Agent).

“SOFR Adjustment”: (a) with respect to Daily Simple SOFR, 0.10%, and (b) with respect to Term SOFR, 0.00% for a one month interest period.

“Solvent”: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is generally able to pay all of its debts as they mature; (d) reasonably believes that it has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Applicable Law in Mexico; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Specified Availability”: means, as of any date of determination, the sum of (a) Excess Availability on such date plus (b) five percent (5%) of Suppressed Availability on such date.

42

“Statutory Priorities” shall mean statutory priorities under Applicable Law in Mexico, which are (a) judicial costs incurred for the general benefit of the creditors, (b) other bankruptcy expenses, (c) remunerations of workers, family allowances, and social security contributions, (d) tax withholdings and surcharges, (e) severance payments and (f) other preferences which are of similar nature and are entitled to statutory priorities under the Applicable Law in Mexico.

“Subordinated Debt”: unsecured Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a Subordination Agreement, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders).

“Subordinated Intercompany Debt”: means any unsecured Debt owed by Borrower and its Subsidiaries (or any one of them) to Klöckner & Co SE and its Affiliates and Subsidiaries (other than Obligors) outstanding from time to time pursuant to intercompany loan agreements or promissory notes in form and substance reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders), as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof and, if after the date hereof, in accordance with Section 10.2.19(b) of this Agreement, which matures more than ninety (90) days after the Termination Date and is subordinated in right of payment to the Obligations pursuant to a Subordination Agreement.

“Subordination Agreements”: means agreements entered into from time to time by and among one or more Obligors, Administrative Agent, on behalf of the Lenders, and a creditor of any such Obligor(s) providing for the subordination of such creditor’s claims to the Obligations on terms and conditions reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders)and otherwise in form and substance reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders).

“Subsidiary”: any entity at least 50.01% of whose voting securities or Equity Interests is owned by Borrower or combination of Borrower (including indirect ownership through other entities in which a Borrower directly or indirectly owns at least 50.01% of the voting securities or Equity Interests).

“Successor Rate”: has the meaning specified in Section 3.6.2.

“Suppressed Availability”: means, as of any date of determination, the amount by which the Borrowing Base exceeds the Commitments.

“Swap Agreement”: a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean (a) for any Interest Period relating to a Term SOFR Loan, a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. (New York time) on the determination date, the applicable Term

42

SOFR Screen Rate on the U.S. Government Securities Business Day immediately preceding such date); and (b) for any Interest Period relating to an Base Rate Loan on any day, a per annum rate equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero.

“Term SOFR Loan” shall mean a Loan that bears interest based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” shall mean the forward‑looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

“Termination Date”: September 4, 2027 (unless extended pursuant to Section 2.1.9), or such earlier date on which the Loan becomes due and payable pursuant to Section 11.2 of this Agreement.

“Termination Event”: means (i) a Reportable Event with respect to any Pension Plan or Multiemployer Plan, to the extent applicable; (ii) the withdrawal of any Obligors or any of their respective Subsidiaries or any ERISA Affiliate from a Pension Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Pension Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Obligors or any of their respective Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

“Test Period”: as of the last day of each fiscal quarter for which financial statements have been or were required to be delivered hereunder, the four (4) consecutive fiscal quarters of the Borrower most recently ended.

“Trademark License”: any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, in Mexico and (b) all renewals thereof.

“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“UCC”: the Uniform Commercial Code as in effect in the State of New York, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

42

“UK Financial Institution”: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Upstream Payment”: a Distribution by a Subsidiary of Borrower to Borrower or to a Subsidiary of Borrower that is an Obligor.

“U.S. Government Securities Business Day” shall mean any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

“U.S. Person”: “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Collateral Agent”: shall have the meaning specified in the U.S. Security Agreement.

“U.S. Security Agreement”: the Security Agreement between the Obligors and the U.S. Collateral Agent, substantially in the form attached hereto as Exhibit I.

“U.S. Tax Compliance Certificate”: as defined in Section 5.9.2(b)(iii).

“Value”: (a) for Inventory and Finished Product, its value determined on the basis of the lower of cost or market, calculated on a basis consistent with Borrower’s historical accounting practices, and excluding any portion of cost attributable to intercompany profit among Borrower and its Affiliates, and reduced by the amount of all applicable vendor rebates and the amount determined by Monitoring Agent from time to time in its Permitted Discretion for shrinkage reserves; and (b) for an Account, its face amount, net of any actual returns, rebates, discounts, credits, allowances or Taxes (including sales, excise or other taxes) that have been claimed by the Account Debtor or any other Person in writing.

“Work”: any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

“Write‑Down and Conversion Powers”: (a) the write‑down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail‑In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail‑In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail‑In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail‑In Legislation that are related to or ancillary to any of those powers.

42

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms with respect to the financial statement required to be delivered pursuant to clauses (a) and (b) of Section 10.1.2 (the “Specified Financial Statements”) shall be interpreted and prepared in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower; provided, however, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided, further, GAAP will be deemed to count all leases of real property (or mixed real and personal property) as operating leases (which, for the avoidance of doubt, shall be excluded from Debt) unless there is a bona fide “bargain purchase option” granted to the tenant pursuant to the applicable lease agreement at the time such lease commences.

1.3 Certain Matters of Construction. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and the rule of ejusdem generis shall not apply to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time at Administrative Agent’s notice address under Section 15.3.1; or (g) discretion of Agents, or any Lender means the sole and absolute discretion of such Person exercised at any time. Any references to Value, Borrowing Base components, Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and any determination (including calculation of Borrowing Base and financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Monitoring Agent, calculated in accordance with GAAP. Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her

42

duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.4 Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, lease, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, lease, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any division of a Person shall constitute a separate Person hereunder.

SECTION 2. CREDIT FACILITIES

2.1 Loan Commitments.

2.1.1 Commitments. Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein, to make Loans to Borrower from time to time during the Availability Period. The Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if Revolver Usage at such time plus the requested Loan would exceed the most recent Borrowing Base delivered pursuant to Section 8.1.

2.1.2 Evidence of Debt; Notes.

(a) Loans and interest accruing thereon shall be evidenced by the records of Administrative Agent and the applicable Lender. Entries made in good faith by Administrative Agent or a Lender in such records, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from Borrower to each Lender absent manifest error; provided, however, that the failure of Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in such record or records shall not limit or otherwise affect the obligations of Borrower under this Agreement.

(b) As additional evidence of Borrower’s obligation to pay the principal of and interest on the Loans as provided in this Agreement, Borrower and Guarantors shall execute and deliver to Administrative Agent (for the benefit of Lenders) on or prior to the first Borrowing, one or more duly executed Notes made payable to each Lender for a principal amount equal to the Commitments by such Lender. For the avoidance of doubt, in the event of an inconsistency between any Notes and the provisions of this Agreement, the latter shall prevail.

(c) If such Lender or Administrative Agent or any other beneficiary thereunder exercises any right in any court in Mexico under any Note delivered pursuant to this Agreement, it shall not be required for such purpose to evidence to any Person that such Note represents obligations of the Obligor under this Agreement nor that any condition herein has been fulfilled. In addition, each Obligor hereby agrees and covenants that it will execute and deliver any and all amendments or endorsements to the Notes, or replace the Notes with amended or endorsed Notes, and take all further action that may in the reasonable judgment of Administrative Agent (as instructed by the Required Lenders), be necessary, or that Administrative Agent (as instructed by the Required Lenders) may reasonably request from time to time, in order to ensure that the Notes duly reflect the terms of this Agreement.

42

(d) Borrower and the Guarantors shall within five (5) Business Days execute and deliver in exchange for any Notes, replacement Notes reflecting an interest rate applicable to each Loan as a result of the application of a Successor Rate pursuant to Section 3.6. For the avoidance of doubt, in the event of an inconsistency between the interest rate under any Notes and the provisions of this Agreement, the latter shall prevail.

(e) Payment of any part of principal under any Note in accordance with the terms of this Agreement shall, to the extent that such payment would discharge such Obligor’s Obligations under this Agreement in respect of the payment of the principal or interest of the relevant Loan evidenced by such Note, discharge such obligation pro tanto.

(f) Upon Full Payment and discharge of the Obligations under this Agreement with respect to each Lender, each such Lender to whom a Note was issued shall return such Note to the Borrower for cancellation promptly, but in any event within ten (10) Business Days of repayment. Notwithstanding discharge in full of any Note, if the amount (including, without limitation, default interest) paid or payable to a Lender under such Note (whether arising from the enforcement thereof in Mexico or otherwise) is less than the amount due and payable to such Lender in accordance with this Agreement with respect to the Loans, or portion thereof, evidenced by such Note, Borrower agrees, to the fullest extent it may effectively do so, to pay to such Lender upon demand such difference for any such outstanding Obligations.

2.1.3 Use of Proceeds. The proceeds of Loans shall be used by Borrower solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; and (b) for lawful corporate purposes of Borrower, including working capital, capital expenditures and general corporate purposes. Borrower shall not, directly or indirectly, use any Loan proceeds, nor use, lend, contribute or otherwise make available any Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors, (ii) to fund any activities of or business with any Person, or in any country or territory, that, at the time of funding of the Loan, is a Sanctioned Person or in a Sanctioned Jurisdiction, in each case in violation of applicable Sanctions; or (iii) in any manner that would result in a violation of applicable Sanctions, applicable Anti‑Corruption Law or other applicable Anti‑Terrorism Law by any Agent, any Secured Party, any Obligor or any Subsidiary of any Obligor.

2.1.4 Voluntary Reduction or Termination. Upon at least ten (10) days prior written notice to Administrative Agent at any time, Borrower may terminate or reduce the Commitments. Each reduction shall be in an increment of $1,000,000, but not less than $5,000,000, and shall be specified in the notice. Any notice of termination or reduction by Borrower shall be irrevocable; provided, that, such notice may be revocable if conditioned upon the occurrence of a related transaction.

2.1.5 [RESERVED].

2.1.6 [RESERVED].

2.1.7 [RESERVED].

2.1.8 Availability Period. If Borrower sends to Administrative Agent a written notice of renewal (in the form of Exhibit H or otherwise reasonably satisfactory to Administrative

42

Agent (as instructed by the Required Lenders)) with at least 15 days prior to the expiration of the relevant Availability Period, the Availability Period shall automatically renew for a successive 180‑day period; provided that the Availability Period shall not extend beyond the Termination Date.

2.1.9 Extension of Termination Date.

(a) Upon at least ten (10) days prior written notice to Administrative Agent at any time, Borrower may request an extension of the Termination Date up to two (2) additional years, in increments of one year per request, in each case with such request being at least 30 days prior to the relevant Termination Date; provided, (i) the Borrower and the Guarantors are in compliance with all existing financial obligations and financial ratios under Section 10.3, (ii) no Default or Event of Default exists, and (iii) Borrower shall have provided Administrative Agent with updated information pursuant to Section 10.1.2, in form and substance reasonably satisfactory to Lenders.

(b) Each Lender, at its sole discretion, may extend such Termination Date for an additional year to the extent such Lender has received all necessary internal authorizations and approvals, including the authorization and approval of its credit committee or similar. Each Lender that has declined or rejected such extension (a “Rejecting Lender”) shall be repaid its outstanding Obligations on the Termination Date, unless its Commitment (including its outstanding Obligations) is assigned to an Eligible Assignee pursuant to Section 13.4.

(c) Administrative Agent shall promptly notify Lenders of the requested extension and, within five (5) Business Days thereafter, each Lender shall notify Administrative Agent if it accepts such extension. Any Lender not responding within five (5) Business Days from receipt of the notification from Administrative Agent shall be deemed to be a Rejecting Lender.

(d) Administrative Agent, Borrower, the Rejecting Lender and any Eligible Assignee that becomes a Lender shall execute and deliver such documents and agreements (including new Notes) as Administrative Agent and Borrower deem appropriate to evidence the extension of the Termination Date.

2.1.10 Increase in Commitments.

(a) Borrower may request an increase in Commitments at any time until the termination of the Increase Period, upon not less than 90 (ninety) days’ written notice to Administrative Agent prior to the proposed date of effectiveness, including (i) the proposed amount of such requested increase and (ii) the proposed date of effectiveness, as long as (1) the requested increase is offered on the same terms as existing Commitments, except for fees and compensation specified by Borrower that is customary and mutually agreed to by the Increasing Lenders (as defined below) and the Borrower, (2) the total increase under this Section does not exceed $35,000,000, and (3) no more than 1 increase is requested.

(b) Administrative Agent shall promptly notify Lenders of the requested increase and, within five (5) Business Days thereafter, each Lender shall notify Administrative Agent if and to what extent such Lender commits to increase its Commitment. Each Lender may choose in its sole discretion whether or not to provide any Commitment increase, and such accepting Lender shall become an Increasing Lender (as defined below). Any Lender not

42

responding within ten (10) Business Days from receipt of the notification from the Administrative Agent shall be deemed to have declined an increase.

(c) Eligible Assignees may issue additional Commitments and become Lenders hereunder to the extent all then‑existing Lenders have declined to provide a Commitment increase or the then‑existing Lenders do not provide increased Commitments totaling, in the aggregate, the requested amount of increased Commitment to the extent of such shortfall; provided the then‑existing Lenders consent to such Eligible Assignee becoming a Lender (which consent shall not be unreasonably withheld or delayed).

(d) Increased Commitments will be allocated among committing Lenders and Eligible Assignees (each accepting Lender or Eligible Assignee becoming a Lender in connection with such increase, an “Increasing Lender”), first, among the then‑existing Lenders up to the amount of each of their respective increased Commitments, and second, with respect to commitments provided by Eligible Assignees, by the Borrower at its sole discretion.

(e) The aggregate Commitment shall be increased by the requested amount (or such lesser amount committed by the Increasing Lenders) on the date of effectiveness, or such other date agreed upon by Administrative Agent and Borrower, provided the conditions set forth in Section 6.2 are satisfied at such time. Administrative Agent, Borrower, and the Increasing Lenders shall execute and deliver such documents and agreements (including new Notes) as Administrative Agent and Borrower deem appropriate to evidence the increase in and allocations of Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders in consideration to the increased Commitment and settled by Administrative Agent (including by the assignment of any outstanding Obligations among Lenders) as necessary to ensure any allocations of outstanding Revolver Usage pro rata of their respective Commitments following the increase described in this Section 2.1.10.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates; Payment of Interest; Rate Adjustment.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term SOFR Loan, at Term SOFR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), unless otherwise specified herein, at the Base Rate in effect from time to time, plus the Applicable Margin. For the avoidance of doubt, the first advance shall be a Term SOFR Loan, and Base Rate Loans will only be requested to the extent Term SOFR cannot be determined in accordance with Section 3.6 herein.

(b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Administrative Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, as applicable, until paid in full by Borrower, and shall in no event be less than zero at any time. Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any Term SOFR Loan, with respect to the principal amount being prepaid; and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.

(d) On each Adjustment Date, the Applicable Margin for all Loans shall be adjusted effective as of such date (based upon the calculation of the Net Debt/EBITDA Ratio as of the last day of the fiscal period to which such Adjustment Date relates) as set forth under the definition of Applicable Margin. Notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and an officer’s certificate as required under this Agreement on or prior the date such financial statements and officer’s certificate are required to be delivered pursuant to the provisions herein or if at any time an Event of Default shall have occurred and be continuing, then at all times from and including the date on which such financial statements and officer’s certificate are required to have been delivered (or the date of occurrence of such Event of Default, as the case may be) to the last date of the relevant Interest Period during which the same shall have been delivered (or during which such Event of Default shall be cured or waived, as the case may be), each Applicable Margin shall be determined in accordance with the above matrix as if the Net Debt/EBITDA Ratio were greater than or equal to 3.00 : 1.00 (notwithstanding the actual Net Debt/EBITDA Ratio).

(e) If at any time the Administrative Agent determines that the financial statements upon which the Applicable Margin was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements, Compliance Certificate or other certificate or other information had been accurate and/or computed correctly at the time they were delivered.

119

3.1.2 Application of Term SOFR to Outstanding Loans.

(a) Borrower may elect to convert any portion of Base Rate Loans to, or to continue any Term SOFR Loan at the end of its Interest Period as, a Term SOFR Loan. During any Default or Event of Default, Administrative Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Term SOFR Loan.

(b) Borrower shall give Administrative Agent a Notice of Conversion/Continuation no later than 2:00 p.m. (Mexico City time) at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Administrative Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day). If, at expiration of an Interest Period for a Term SOFR Loan, Borrower has failed to deliver a Notice of Conversion/Continuation, the Loan shall convert into a Base Rate Loan. Administrative Agent and the Lenders do not warrant, nor accept responsibility, nor shall Administrative Agent or any of the Lenders have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes.

3.1.3 Interest Periods. With respect to the calculation of Interest Periods, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date (including such Termination Date for purposes of interest calculation; provided that no Interest Period shall extend beyond the Termination Date), (iii) each Interest Period shall have a duration of at least five Business Days, and (iv) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Loan that has been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan. References to a Loan being “made” or “advanced” shall apply to a conversion of a Loan to a Term SOFR Loan.

3.2 Fees.

(a) Borrower shall pay all fees set forth in this Agreement and any Fee Letter, without duplication, at the times or on the dates specified herein and therein.

(b) Borrower shall pay the following fees to Lenders:

(i) Participation Fee. Borrower shall pay to Administrative Agent a participation fee equal to 55 (fifty‑five) basis points over the aggregate amount of Commitments at such time (to be distributed by Administrative Agent to Lenders, pro rata

119

their respective Commitments), plus the corresponding value added tax, on the later of the date of execution of this Agreement or the date of the initial advancement of Loans;

(ii) Commitment Fee. Borrower shall pay to Administrative Agent a commitment fee equal to 33% (thirty‑three percent) of the then‑applicable Applicable Margin over the average unused portion of the Commitments of Lenders (to be distributed by Administrative Agent to Lenders, pro rata their respective unused Commitments) on the last Business Day of each calendar month during the Availability Period, beginning on the September, 2024, Payment Date; and

(iii) Extension Fee. Borrower shall pay to Administrative Agent an extension fee, for each one‑year extension of the Loan and at an amount to be determined between the Borrower and the Lenders in good faith at the time of the extension to be subsequently distributed by Administrative Agent to Lenders, in the proportion determined by Lenders in their sole discretion.

3.3 Computation of Interest, Fees, Yield Protection. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be computed for actual days elapsed, based on a year of 365 or 366 days, as applicable. All other interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Administrative Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrower under Sections 3.4, 3.6, 3.7, 3.9 or 5.8 that is submitted to Borrower by Administrative Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations. Borrower shall pay all Claims within fifteen (15) days of written request. Borrower shall also reimburse Administrative Agent for all reasonable out‑of‑pocket legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Collateral Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Monitoring Agent’s personnel or a third party; provided, however, that Borrower shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than HSBC) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents. All legal, accounting and consulting fees shall be charged to Borrower by Agents’ professionals at their full hourly rates, regardless of any alternative fee arrangements that Agents, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrower acknowledges that counsel may provide Agents with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with such Agent, including fees paid hereunder. If, for any reason (including inaccurate information in Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrower shall immediately pay

119

to Administrative Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrower under this Section shall be due on demand.

3.5 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund, commit to, participate in, or charge applicable interest or fees with respect to any Loan, or to determine or charge interest based on SOFR or Term SOFR, then, on notice thereof by such Lender to Administrative Agent (at which time such Lender shall be deemed an “Affected Lender”), (a) any obligations of such Affected Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as Term SOFR Loans, shall be suspended and Borrower shall make such appropriate accommodations regarding affected Loans as such Lender may reasonably request, and (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to Term SOFR, the interest rate applicable to such Lender’s Base Rate Loans shall, as necessary to avoid such illegality, be determined by Administrative Agent without reference to Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent that the circumstances giving rise to Lender’s determination no longer exist. Upon delivery of such notice, Borrower shall prepay or convert Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates.

3.6.1 Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2 and the circumstances under Section 3.6.2(i) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Administrative Agent or Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Administrative Agent (or, in the case of a determination by Required Lenders described above, until Administrative Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrower may revoke any pending request for a Borrowing, conversion or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request

119

for Base Rate Loans, and (II) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

3.6.2 Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining applicable interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which applicable interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which such applicable interest period of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Administrative Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to any Loan Document (“Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (x) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in Sections 3.6.1 or 3.6.2 above have occurred with respect to the Successor Rate then in effect, then in each case, Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States, which adjustment or method for calculating such adjustment shall be

119

published on an information service selected by Administrative Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. (Mexico City time) on the fifth Business Day after Administrative Agent posts such proposed amendment to all Lenders and Borrower unless, prior to such time, Required Lenders deliver to Administrative Agent written notice that Required Lenders object to the amendment.

Administrative Agent will promptly (in one or more notices) notify Borrower and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Administrative Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents.

In connection with implementation of a Successor Rate, Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary in any Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that with respect to any such amendment effected, Administrative Agent shall post each amendment implementing Conforming Changes to Borrower and Lenders reasonably promptly after such amendment becomes effective.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating Term SOFR);

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender or interbank market any other condition, cost or expense (other than taxes) affecting any Loan, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or its Commitment, or converting to or continuing any interest option for a Loan, or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2 Capital Requirements. If a Lender determines that a Change in Law affecting it or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitment, Loans or participations in Loans,

119

to a level below that which such Lender, or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3 Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender for any increased costs or reductions suffered more than 180 days (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrower of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrower is required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower, such Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office, if, in the judgment of such Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, would not subject the Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses. If for any reason (a) any Borrowing, conversion or continuation of a Term SOFR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Term SOFR Loan occurs on a day other than the end of its Interest Period or tenor, (c) Borrower fails to repay a Term SOFR Loan when required, or (d) a Lender (other than a Defaulting Lender) is required to assign a Term SOFR Loan prior to the end of its Interest Period or tenor pursuant to Section 13.4, then Borrower shall pay to Administrative Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by Applicable Law (“maximum rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Administrative Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread (in equal or unequal parts) the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Loans.

4.1.1 Notice of Borrowing.

119

(a) To request Loans, Borrower shall deliver a Notice of Borrowing by 12:00 p.m. (Mexico City time) (in accordance with the notification requirements under Section 15.3 herein) at least two (i) two (2) Business Days prior to the requested funding date, in the case of Base Rate Loans, and (ii) three (3) Business Days prior to the requested funding date, in the case of Term SOFR Loans. Notices of Borrowing received by Administrative Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing is irrevocable.

(b) Unless payment is otherwise made by Borrower, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses) shall be deemed to be a request for a Base Rate Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Administrative Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Administrative Agent or any of its Affiliates.

4.1.2 Fundings by Lenders. Administrative Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 p.m. (Mexico City time) (i) one (1) Business Day prior to the requested funding date, in the case of Base Rate Loans and (ii) two (2) Business Days before a proposed funding of a Term SOFR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 11:00 a.m. (Mexico City time) on the requested funding date, unless Administrative Agent’s notice is received after the times provided above, in which case Lender shall fund by 10:00 a.m. (Mexico City time) on the next Business Day. Subject to its receipt of such amounts from Lenders, Administrative Agent shall disburse the Borrowing proceeds in a manner directed by Borrower and reasonably acceptable to Administrative Agent. If Administrative Agent does not receive a Lender’s share of a Borrowing, Administrative Agent shall not be obligated to disburse a such shortfall amount to Borrower. If a Lender’s share of a Borrowing is not received by Administrative Agent, the share of such Defaulting Lender may be reallocated pursuant to Section 4.2. Administrative Agent or a Lender may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.2 Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans, Administrative Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. To the extent a Defaulting Lender is required to fund its share of a Borrowing to allow a Pro Rata reallocation, such Defaulting Lender shall repay to Administrative Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing, and such Defaulting Lender’s obligation shall be absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated or the conditions in Section 6 are satisfied. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document except as provided in Section 15.1.1(c). Borrower shall have no claim against the Administrative Agent or the Lenders that are not Defaulting Lenders, for any amounts not advanced by a Defaulting Lender.

4.2.2 Payments; Fees. Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Administrative Agent such amounts until all Obligations owing to Administrative Agent, non‑Defaulting Lenders and other Secured Parties

119

have been paid in full. Administrative Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations to readvance the amounts to Borrower or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating any unused line fees.

4.2.3 Status; Cure. Administrative Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrower and Administrative Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Administrative Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Term SOFR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrower and Administrative Agent, or as expressly provided herein with respect to Bail‑In Actions and related matters, no reallocation of Commitments and Loans to non‑Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. Obligations of Lenders shall be several and no Lender shall be responsible for default by another Lender.

4.3 Amount of Term SOFR Loans; Determination of Rate. Borrowings of Term SOFR Loans will not be subject to minimum amounts or additional increments, and there shall be no restriction with respect to the number of Term SOFR Loans outstanding at any time. All Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining Term SOFR for any Interest Period requested by Borrower, Administrative Agent shall promptly notify Borrower thereof pursuant to Section 15.3 herein.

4.4 [RESERVED].

4.5 One Obligation. The Loans and other Obligations constitute one general obligation of Borrower and are secured by Collateral Agent’s Lien on all Collateral; provided, that the Secured Parties shall be deemed to be a creditor of, and the holder of a separate claim against, the Borrower to the extent of any Obligations jointly or severally owed by Borrower.

4.6 Effect of Termination. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable. Until Full Payment of the Obligations, all undertakings of Borrower contained in the Loan Documents shall continue, and Collateral Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Collateral Agent shall not be required to terminate its Liens unless Full Payment of the Obligations has occurred and Collateral Agent receives a written agreement, in each case reasonably satisfactory to it, protecting Collateral Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 3.4, 3.6, 3.7, 3.9, 5.1.2, 5.4, 5.8, 5.9, 12, 15.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive any assignment by Agents or any Lender of rights or obligations hereunder, termination of any Commitment, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

119

SECTION 5. PAYMENTS

5.1 Payment Provisions.

5.1.1 General. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes except as required in Section 5.8, and in immediately available funds, not later than 1:00 p.m. (Mexico City time) on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. Administrative Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, at Administrative Agent’s discretion, but whenever possible (provided no Default or Event of Default exists) any prepayment shall be applied to Base Rate Loans before Term SOFR Loans. If any payment (other than payments on Term SOFR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.

5.1.2 Payments Made in Error. Unless Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or other Secured Party hereunder that the Borrower will not make such payment, Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or other Secured Party the amount due. With respect to any payment that Administrative Agent makes for the account of the Lenders or Secured Parties hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders and other Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or Secured Party in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.

5.2 Repayment of Loans. Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment (in form reasonably satisfactory to Administrative Agent), delivered to Administrative Agent concurrently with such prepayment; except as expressly provided otherwise. Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder. Within two (2) Business Days of the date of receipt by

119

Borrower of the Net Cash Proceeds of any Asset Disposition (excluding Permitted Asset Dispositions under clauses (a), (b), (c), (d), (e), (f), (i), (j), (k), (l), (m), (p), (q), (r), (s), or (t) of the definition of Permitted Asset Disposition) which either: (a) occurs while a Default or Event of Default exists, or (b) results in a Default or Event of Default, Borrower shall apply 100% of such Net Cash Proceeds to repay Loans; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrower shall have given Administrative Agent prior written notice of Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrower or its Subsidiaries, and (C) Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days (which period shall be extended an additional 180 days if a valid contract with respect to such replacement, purchase or construction has been entered into prior to the expiration of the initial 180 day period) after the initial receipt of such monies, then the Obligor whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition (or other assets used or useful in Borrower’s businesses) unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts thereof shall be paid to Administrative Agent and applied in accordance with Section 5.5. Nothing contained in this Section 5.2 shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 10.2.6.

5.3 Payment of Other Obligations. Obligations other than Loans shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4 Marshaling; Payments Set Aside. None of Agents or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrower is made to Agents or any Lender, or if any Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agents or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5 Application and Allocation of Payments.

5.5.1 Application. Payments made by Borrower hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrower; and (d) fourth, as determined by Administrative Agent in its discretion. If funds received by or available to Administrative Agent under clause (b) are insufficient to pay fully all Obligations then due and owing, such funds shall be applied (i) ratably to pay interest and fees until paid in full, and then (ii) ratably to pay unreimbursed draws under Loan principal then due and owing.

5.5.2 Post‑Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Administrative Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

119

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agents;

(b) second, to all other amounts owing to Agents and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c) third, to all Obligations constituting fees, indemnification, costs or expenses owing to Lenders;

(d) fourth, to all Obligations constituting, first, default interest, and second, all other interest;

(e) fifth, to all Loans; and

(f) last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. If the provider fails to deliver the calculation within five days following request, Administrative Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and no Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section.

5.5.3 Erroneous Application. Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6 [RESERVED].

5.7 [RESERVED].

5.8 Taxes

5.8.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Obligors under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Administrative Agent or an Obligor, as applicable, in its reasonable discretion) requires the deduction or withholding of any Tax from any such payment by Administrative Agent or an Obligor, then Administrative Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9. For purposes of Sections 5.8 and 5.9, “Applicable Law” shall include FATCA.

119

(b) If Administrative Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Administrative Agent shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction (including such deductions and withholdings applicable to additional sums payable under this subsection (b) of this Section 5.8.1) been made.

(c) If Administrative Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Administrative Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction (including such deductions and withholdings applicable to additional sums payable under this subsection (c) of this Section 5.8.1) been made.

5.8.2 Payment of Other Taxes. Without limiting the foregoing, Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Administrative Agent’s option, timely reimburse Administrative Agent for payment of, any Other Taxes.

5.8.3 Tax Indemnification.

(a) The Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against for the full amount of any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall indemnify and hold harmless Administrative Agent against any amount that a Lender or fails for any reason to pay indefeasibly to Administrative Agent as required pursuant to this Section. The Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate setting forth in reasonable detail a calculation of the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender shall indemnify and hold harmless, on a several basis, (i) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrower has not already paid or reimbursed Administrative Agent therefor and without limiting Borrower’s obligation to do so), (ii) Administrative Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Administrative Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by Administrative Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate setting forth in

119

reasonable detail a calculation of the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error.

5.8.4 Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Administrative Agent.

5.8.5 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.8 (including by the payment of additional amounts pursuant to this Section 5.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9 Lender Tax Information.

5.9.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower and Administrative Agent properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2 Documentation. Without limiting the foregoing, if Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender hereunder

119

(and from time to time thereafter upon reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W‑9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W‑8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W‑8BEN‑E, a U.S. Tax Compliance Certificate in form satisfactory to Administrative Agent, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Obligor or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower and Administrative

119

Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for Borrower or Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrower and Administrative Agent in writing of its inability to do so.

5.9.4 Each Person that shall become a Transferee of a Loan pursuant to this Agreement shall, on or before the date of the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 5.9; provided, that the obligations of such Transferee, pursuant to this Section 5.9 shall be determined as if such Transferee were a Lender except, in the case of a Borrower that is a U.S. Person, such Transferee shall furnish all such required forms, certifications and statements to Borrower and Administrative Agent upon the Administrative Agent’s or Borrower’s request to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.

5.10 Waivers; Subordination.

5.10.1 Waivers.

(a) The Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel any Secured Party to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against Borrower. Borrower waives all defenses available to a surety, guarantor or accommodation co‑obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is the Borrower.

(b) Secured Parties may pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, a Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of a Secured Party to seek a deficiency judgment against an Obligor shall not impair any such Borrower’s obligation to pay the full amount of the Obligations. Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys Borrower’s rights of subrogation against any Obligor or other Person. Administrative Agent may bid Obligations, in whole or part,

119

at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Administrative Agent but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which a Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.2 Subordination. Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied in form and substance reasonably satisfactory to Lenders:

(a) Each Loan Document (including Notes, pursuant to Section 2.1.2) shall have been duly executed and delivered to Administrative Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Administrative Agent shall have received evidence of the due execution of the Initial Mexican Non‑Possessory Pledge by all parties thereto, substantially in the form attached hereto as Exhibit F, together with evidence of the list of assets pledged as Collateral to secure the Loans, and its due recordation at the RUG and all other acknowledgments of filings or recordations necessary to perfect its Liens in the Collateral (well as Lien searches) and other evidence satisfactory to Lenders that such Liens are the only Liens upon the Collateral (other than Permitted Liens).

(c) Administrative Agent shall have received certificates from a knowledgeable Senior Officer of the Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties of the Borrower or its Subsidiaries contained in Section 9 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Closing Date and after giving effect to such initial Loan, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d) Administrative Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with

119

respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Administrative Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(e) Administrative Agent shall have received a written opinion of King & Spalding LLP, New York counsel to the Obligors, [***] S.C., Mexican counsel to the Obligors, and [***] S.C., Mexican counsel to the Lenders.

(f) Administrative Agent shall have received copies of Obligor’s Organic Documents.

(g) Administrative Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, all in compliance with the Loan Documents.

(h) Administrative Agent shall have received (i) at least five business days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know‑your‑customer” and anti‑money laundering rules and regulations, including the Patriot Act, to the extent requested at least ten days prior to the Closing Date and (ii) at least five business days prior to the Closing Date, to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, to the extent requested at least ten days prior to the Closing Date.

(i) Administrative Agent shall have received the Consolidated financial statements of the Borrower and the Guarantors for the fiscal year 2023 and the interim financial statements as of June 30, 2024, including balance sheets, income, and cash flow statements. The fiscal year 2023 shall have been audited by independent public accountants of recognized international standing and prepared under GAAP.

(j) Lenders shall have completed their respective business, financial and legal due diligence of Obligors, including diligence regarding Collateral and compliance with financial ratios under Section 10.3 and the Borrowing Base.

(k) Borrower shall have paid all fees and expenses due and owing to Administrative Agent and Lenders (including the reasonable fees and expenses of counsel) on the Closing Date.

(l) Administrative Agent shall have obtained commitments from Lenders for the full amount of the aggregate Commitments.

(m) Borrower have received all required governmental and third‑party consents.

(n) Administrative Agent shall have received (i) evidence of appointment of an agent for service of process pursuant to Section 15.15.4, together with a certified copy of the public instrument issued by a Mexican civil notary public containing a power of attorney granted by each Obligor in favor of such process agent, substantially in the form of Exhibit E, designating it as each Obligor’s representative for such purposes, and (ii) an acceptance letter duly executed and delivered by the Process Agent dated on or prior to the Closing Date pursuant to which it

119

accepts its appointment as Process Agent for the Borrower and the Guarantors hereunder and under each other Loan Document that requires such an appointment.

(o) Administrative Agent shall have received a certificate setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 10.3 of this Agreement.

For purposes of determining compliance with the conditions specified in this Section 6.1 on the Closing Date, each Lender that has funded a Loan under this Agreement on such date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

6.2 Conditions Precedent to All Credit Extensions. Administrative Agent and Lenders shall not be required to make any credit extension hereunder (including funding any Loan or granting any other accommodation to or for the benefit of Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a) No Default or Event of Default exists;

(b) The representations and warranties of the Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, and after giving effect to such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) The Borrower and the Guarantors shall be in compliance with all existing financial obligations and financial ratios under Section 10.3, prior to and immediately following the disbursement of the related Borrowing;

(d) Administrative Agent and Monitoring Agent shall have received a Borrowing Base Report evidencing compliance by Borrower of the Borrowing Base on and as of the date of such extension of credit, and after giving effect to such extension of credit, in each case attaching the corresponding calculations in reasonable detail;

(e) No action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality shall exist that in Administrative Agent’s judgment could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Loan Documents or the transactions contemplated thereby;

(f) Each Lender shall have received all necessary internal authorizations and approvals, including the authorization and approval of its credit committee or similar;

(g) To the extent a U.S. Security Agreement has been executed, Administrative Agent shall have received fully executed copies of the U.S. Security Agreement, the Accession Agreement, evidence of duly filed UCC‑1 financing statements and all other acknowledgments of filings or recordations necessary to perfect its Liens in the Collateral for the benefit of the U.S. Collateral Agent (for further benefit of the Secured Parties), and opinions of

119

U.S. and Mexican counsel to the Obligors all in form, content and scope reasonably satisfactory to the Administrative Agent (as instructed by the Required Lenders), and

(h) Since the date of the latest consolidated financial statements of the Borrower and the Guarantors, there has been no event, circumstance or change that could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Administrative Agent may request any other information, certification, document, instrument or agreement as it deems appropriate.

SECTION 7. COLLATERAL

7.1 Security Documents. To secure the prompt payment and performance of the Obligations by the Obligors, as of the Closing Date, (i) the Security Documents will provide to the Collateral Agent (or its nominee) with valid, legally binding and enforceable security interest on all of the applicable Collateral, (ii) upon registration of Mexican Non‑Possessory Pledge with the RUG, the Liens evidenced thereby will be an effective first priority security interest, enforceable against third parties, (iii) to the extent a U.S. Security Agreement is executed, upon filing of applicable UCC‑1 financing statements in the District of Columbia, the Liens evidenced thereby will be an effective first priority security interest, enforceable against third parties, and (iv) all necessary consents to the creation, validity, effectiveness, priority and perfection of each such Lien over the Collateral shall have been obtained, other than registration of the Mexican Non‑Possessory Pledge with the RUG and, to the extent a U.S. Security Agreement is executed, the filing of applicable UCC‑1 financing statements in the District of Columbia.

7.2 Further Assurances. All Liens granted to Collateral Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Collateral Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Promptly upon request by the Collateral Agent, the Obligors shall (i) make all commercially reasonable efforts to correct any material defect or error that may be discovered in any Security Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) execute, acknowledge, deliver, record, re‑record, file, re‑file, register and re‑ register any and all such further acts, deeds, termination statements, notices of assignment, transfers, certificates, assurances and other documents and instruments as the Collateral Agent, may reasonably require from time to time in order to perfect and maintain in accordance with the Applicable Laws the validity, effectiveness and priority of the Security Documents and any of the Liens intended to be created thereunder. Each Obligor authorizes Collateral Agent to file any filings or financing statements necessary under Applicable Law to perfect any Lien over the Collateral, and ratifies any action taken by Collateral Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.3 Release of Collateral. Following the Full Payment of all Obligations, Borrower may request Collateral Agent to release any Collateral, and Collateral Agent shall execute any document and carry out any actions that are necessary for such release within thirty (30) Business Days after receiving such Borrower’s request.

119

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Borrowing Base Reports. By the date that is the 15th Business Day of each month (or, during a Reporting Trigger Period, Wednesday of each week) commencing on October 21, 2024 (for the month ending September 30, 2024), as of the close of business of the previous month (or week, as applicable), and on a more frequent basis at the election of the Borrower, Borrower shall deliver:

(a) to Administrative Agent (and Administrative Agent shall promptly deliver same to Lenders), a Borrowing Base Report; and

(b) to Monitor Agent, a Collateral report describing (i) a detailed aging, by total, of the Obligors’ Accounts (delivered electronically in an acceptable format, if the Obligors have implemented electronic reporting); (ii) a detailed Inventory and Finished Product system/perpetual (delivered electronically in an acceptable format, if the Obligors have implemented electronic reporting); and (iii) a summary aging, by vendor, of the Obligors’ accounts payable (delivered electronically in an acceptable format, if the Obligors have implemented electronic reporting).

All information (including calculation of Excess Availability in a Borrowing Base Report) shall be certified by Borrower. Monitoring Agent may from time to time adjust such report to the extent any information or calculation does not comply with this Agreement. The Borrowing Base Report delivered on or immediately prior to the first Borrowing pursuant to Section 6.2 shall confirm that each item of Borrowing Base Collateral meets the definition of Borrowing Base.

8.2 Accounts.

8.2.1 Records and Schedules of Accounts. The Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon. The Borrower shall provide to Administrative Agent (and Administrative Agent shall promptly deliver same to Lenders) and Monitor Agent, on or before the 15th Business Day of each month, a summary aged trial balance of all Accounts as of the end of the preceding month.

8.2.2 Taxes. If an Account of Borrower includes a charge for any Taxes, Administrative Agent is authorized during the continuance of an Event of Default or upon five (5) Business Days’ prior written notice to the Borrower, in its discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, that neither Administrative Agent nor Lenders shall be liable for any Taxes that may be due from Borrower or relate to any Collateral.

8.2.3 Account Verification. Administrative Agent and Monitor Agent shall have the right at any time, in the name of Administrative Agent, Monitor Agent, any designee of Administrative Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone or otherwise. Borrower shall cooperate fully with Administrative Agent and Monitor Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments relating to Collateral are made to the Administrative Agent within one (1) Business Day of receipt. If any Obligor or Subsidiary receives cash or

119

Payment Items with respect to any Collateral, it shall hold same in trust for Administrative Agent and promptly (but in any event within one (1) Business Day) pay them to Administrative Agent.

8.3 Inventory and Finished Product. The Borrower shall keep accurate and complete records of its Inventory and Finished Product, including costs and daily withdrawals and additions, and shall submit to Administrative Agent (and Administrative Agent shall promptly deliver same to Lenders) and Monitor Agent, on or before the 15th Business Day of each month (a) a detailed Inventory and Finished Product system/perpetual report (delivered electronically in a reasonably acceptable format if Borrower have implemented electronic reporting), (b) a detailed calculation of Inventory and Finished Product categories that are not eligible for the Borrowing Base (if Borrower have not implemented electronic reporting) and (c) a schedule of Inventory and Finished Product owned by the Borrower by location. Administrative Agent and Monitor Agent may participate in and observe each physical Inventory and Finished Product count performed by the Obligors.

8.4 Collateral Audit. The Monitor Agent shall have the right to conduct (a) a collateral audit at least one time per calendar year, together with (i) a physical inspection of the Obligors’ Properties where Obligors storage Accounts, Inventory and Finished Product, (ii) a review of Accounts, Inventory and Finished Product, together with reports, files and other records of Obligors, and (iii) a discussion any of affairs, conditions and finances with directors, officers, employees or representatives, in each case upon reasonable notice, during normal business hours, in order to perform a reconciliation of the Borrowing Base Reports with financial information, and (b) a second audit of the Inventory, Finished Product and Accounts at their location, upon reasonable notice, during normal business hours; provided, that upon the occurrence and continuation of an Event of Default, there will be no limit to the number of inspections per calendar year and the scope of the audits. The costs of all audits and inspections pursuant to this Section 8.4 shall be borne by the Borrower. No Borrowing Base calculation shall include Borrowing Base Collateral acquired in a Permitted Acquisition or other acquisition permitted under Section 10.2.5 until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) reasonably satisfactory to Monitoring Agent.

8.5 [RESERVED]

8.6 General Provisions.

8.6.1 Location of Collateral. All tangible items of Collateral, other than Inventory and Finished Product in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in Mexico so long as such location has been included on Inventory and Finished Product reports provided pursuant to Section 8.3.

8.6.2 Insurance of Collateral. At Borrower’s expense, maintain insurance respecting each of the Obligors’ and their Subsidiaries’ assets (including Inventory and Finished Product) wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Obligors also shall maintain (with respect to each of the Obligors and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies reasonably

119

acceptable to the Required Lenders and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to the Required Lenders. All property insurance policies covering the Collateral are to be made payable to Administrative Agent for the benefit of the Secured Parties, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Administrative Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Administrative Agent, with the lender’s loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Administrative Agent and shall provide for not less than 30 days (10 days in the case of non‑payment) prior written notice to Administrative Agent of the exercise of any right of cancellation. If any Obligor fails to maintain such insurance, Administrative Agent may arrange for such insurance, but at such Obligor’s expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Each Obligor shall give Administrative Agent written notice of the occurrence of any of the following events within five (5) Business Days after such Obligor has knowledge of the occurrence of such event: any asset or property owned or used by any Obligor or any of its Subsidiaries is (i) materially damaged or destroyed, or suffers any other material loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral is in excess of $3,000,000 for all Collateral (collectively, a “Casualty Loss”). Each Obligor will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. So long as no Default or Event of Default has occurred and is continuing, in the event of a Casualty Loss of Inventory included in the Borrowing Base, the Obligors will apply the Net Cash Proceeds received by any Obligor or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of such Collateral in accordance with Section 5.5; provided, however, after the occurrence and during the continuance of an Event of Default, no settlement on account of any such Casualty Loss over $2,000,000 shall be made without the consent of the Required Lenders. After the occurrence and during the continuance of a Default or an Event of Default, in the event of any Casualty Loss, the Obligors will apply the Net Cash Proceeds received by any Obligor or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of the affected Collateral in accordance with Section 5.5. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Lenders and (ii) the Administrative Agent may participate in any such proceedings and the Obligors will deliver to the Administrative Agent such documents as may be requested by the Administrative Agent to permit such participation and will consult with the Administrative Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Obligor hereby irrevocably authorizes and appoints the Administrative Agent its attorney‑in‑fact, after the occurrence and continuance of an Event of Default, to (at the cost and expense of Obligors) collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Obligor shall, upon demand of the Administrative Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the

119

Administrative Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

8.6.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agents to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agents shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in any Agents’ actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

8.6.4 Defense of Title. Borrower shall use commercially reasonable efforts to defend its title to Collateral and Collateral Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7 Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent) as such Obligor’s true and lawful attorney (and agent‑in‑fact) for the purposes provided in this Section. Collateral Agent, or Collateral Agent’s designee, may (in its discretion), without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:

(a) During the continuance of an Event of Default, endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Collateral Agent’s possession or control; and

(b) During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Collateral Agent deems advisable; (iv) collect, liquidate and receive balances in deposit accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Collateral Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory, Finished Product or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Collateral Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

119

9.1 General Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Obligor makes the following representations and warranties to Administrative Agent and the Lenders which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

9.1.1 Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution. To the extent a Beneficial Ownership Certification is provided to the Administrative Agent or any Lender, the information included in such Beneficial Ownership Certification is true and complete in all respects. All Subsidiaries and Obligors are Domestic Subsidiaries other than NMML Asia, Limited.

9.1.2 Power and Authority. Each Obligor has all requisite power and authority to own and operate its properties and carry on its business as now conducted and as proposed to be conducted and is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any approval of any Obligor’s interest holders or any approval or consent of any Person under any Material Contract of any Obligor, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; (b) contravene the Organic Documents of any Obligor; (c) violate any Applicable Law, the violation of which, could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (d) cause a default under any Material Contract, except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; or (e) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property. The execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing or recordation, as of the Closing Date.

9.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability

119

may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

9.1.4 Capital Structure. As of the Closing Date, the only direct or indirect Subsidiaries of Borrower are those listed on Schedule 9.1.4, and the Persons identified on Schedule 9.1.4 are the record and beneficial owner(s) of all of the shares of Equity Interests of each of the Persons listed on Schedule 9.1.4 as being owned by thereby, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of any of such Persons are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Equity Interests of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its Equity Interests or securities convertible into or exchangeable for such shares. As of the Closing Date, each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Collateral Agent’s Lien and Permitted Liens of the type described in Sections 10.2.2(c) and (g), and all such Equity Interests are duly issued, fully paid and non‑assessable. Schedule 9.1.4 accurately describes as of the Closing Date which Persons referenced in such Schedule are Obligors, and whether such Obligor is a Borrower or a Guarantor.

9.1.5 Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and sufficient title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Administrative Agent or Lenders (except for Property disposed of since the date of such financial statements), in each case free of Liens except Permitted Liens and except, in the case of Real Estate, for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Real Estate for its intended purposes. Except as set forth on Schedule 9.1.5, no owned Real Estate is located in a special flood hazard zone. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Collateral Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Collateral Agent’s Liens.

9.1.6 Accounts. Monitoring Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect thereto. Borrower warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:

(a) it is genuine and what it purports to be in all material respects; and

(b) it is not excluded as ineligible by virtue of one or more of the excluding criteria (other than Monitoring Agent‑discretionary criteria) set forth in the definition of Eligible Accounts;

provided, that, any inadvertent breach of this representation and warranty with respect to Accounts included in any Borrowing Base Report with an aggregate value of $1,000,000 or less for all such Accounts shall not constitute a Default or an Event of Default unless the removal of such Accounts from the Borrowing Base would otherwise result in a Default or Event of Default.

9.1.7 Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholders’ equity, of Borrower and its Subsidiaries that

119

have been and are hereafter delivered to Administrative Agent and Lenders, are prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year‑end audit adjustments), and present fairly in all material respects the financial positions and results of operations of Borrower and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Administrative Agent and Lenders have been prepared in good faith, based on assumptions believed to be reasonable at the time made in light of the circumstances at such time (it being understood that projections are subject to uncertainties and contingencies, many of which are beyond the control of the Obligors and their Subsidiaries, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections). Since December 31, 2023, there has been no event, circumstance or change that could reasonably be expected to have a Material Adverse Effect. No financial statement (other than forward‑looking information and projections and information of a general economic nature and general information about Borrower’s industry) delivered to Administrative Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading in light of the circumstances in which made. Each Obligor is Solvent, after taking into account the provisions of Section 14.5 and any subrogation and contribution rights of such Obligor. No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

9.1.8 [RESERVED].

9.1.9 Taxes. Except as otherwise permitted under Section 10.1.6, all federal, state, local, and all foreign, tax returns and reports of each Obligor required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Obligor and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Obligor has made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Obligor knows of any proposed tax assessment against an Obligor that is not being actively contested by such Obligor diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Neither any Obligor nor any Subsidiary thereof is a party to any tax sharing agreement.

9.1.10 Brokers. Other than as disclosed to the Administrative Agent prior to the Closing Date, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents on the Closing Date.

9.1.11 Intellectual Property. Each Obligor and its Subsidiaries own, or hold Licenses in, all Trademarks, trade names, Copyrights, Patents, and Licenses that are necessary to the conduct of its business as currently conducted, except to the extent that failure to own or hold such licenses, either individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

9.1.12 Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except to the extent that a failure of such,

119

either individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

9.1.13 Compliance with Laws. Other than with respect to Sanctions, Anti‑Corruption Laws or Anti‑Terrorism Laws, which are covered under Section 9.1.24 below, each Obligor and Subsidiary is in compliance with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. No Obligor nor any of its respective Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Inventory and Finished Product has been produced in violation of Applicable Law that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

9.1.14 Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, (a) to Obligors’ knowledge, no Obligor’s nor any of its Subsidiaries’ properties or assets has ever been used by an Obligor, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Obligors’ knowledge, no Obligor’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Obligor nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by an Obligor or its Subsidiaries, and (d) no Obligor nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

9.1.15 Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16 Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened in writing against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Schedule 9.1.16 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of Obligors, threatened in writing against an Obligor or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Obligors and their Subsidiaries

119

in connection with such actions, suits, or proceedings is covered by insurance. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $3,000,000). As of the Closing Date, no Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17 No Defaults. No Default or Event of Default has occurred or exists.

9.1.18 ERISA. Except as disclosed on Schedule 9.1.18, no Obligor, none of their respective Subsidiaries, nor any ERISA Affiliates maintains or contributes to or has any Liability with respect to any Pension Plan. No Lien imposed by the PBGC currently exists with respect to the assets of any Obligor, any Subsidiary of any Obligor, or any ERISA Affiliate, and, to Borrower’s knowledge, no condition exists which could reasonably be expected to result in the imposition of such a Lien. Except for matters which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, or as disclosed on Schedule 9.1.18, (a) each Pension Plan has been and is being maintained and funded in accordance with its terms and in compliance in all respects with all provisions of ERISA and the Code applicable thereto, (b) each Obligor, each of its Subsidiaries and each of the ERISA Affiliates has fulfilled all obligations related to the minimum funding standards of ERISA and the Code for each Pension Plan, is in compliance in all respects with the currently applicable provisions of ERISA and of the Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA, (c) no Termination Event has occurred nor has any other event occurred that may result in such a Termination Event and (d) no event or events have occurred in with respect to a Pension Plan in connection with which any Obligor or any of its Subsidiaries or any ERISA Affiliate, or any such Pension Plan, directly or indirectly, would be subject to any liability, individually or in the aggregate, under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person, including a fiduciary of such Pension Plan, against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

9.1.19 [RESERVED].

9.1.20 Labor Relations. There is (i) no unfair labor practice complaint pending or, to the knowledge of Obligors, threatened against any Obligor or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Obligor or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Obligor or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Obligors, no union representation question existing with respect to the employees of any Obligor or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Obligor or its Subsidiaries. No Obligor and no Subsidiary of any Obligor has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Obligor or its Subsidiaries have not been in violation of Applicable Law or, to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Obligor or its Subsidiaries on account of wages and employee health and welfare

119

insurance and other benefits have been paid or accrued as a liability on the books of any Obligor, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

9.1.21 [RESERVED].

9.1.22 Not an Investment Company. No Obligor is an “investment company” or “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

9.1.23 Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

9.1.24 OFAC; Anti‑Corruption Laws. No Obligor or any of its Subsidiaries is in violation of any applicable Sanctions. No Obligor or any of its Subsidiaries nor, to the actual knowledge of any Obligor, any of their respective directors, officers, employees, agents or representatives thereof, nor any Affiliate of any Obligor (a) is a Sanctioned Person, (b) has any assets located in Sanctioned Jurisdictions, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Jurisdictions, in each case under clauses (b) and (c) in violation of any applicable Sanctions. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Anti‑Corruption Laws and Anti‑Terrorism Laws. Each Obligor and Subsidiary has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti‑Corruption Laws and Anti‑Terrorism Laws. Each Obligor and Subsidiary, and to the actual knowledge of any Obligor, each of their respective directors, officers, employees, agents, or each Affiliate of each such Obligor and each such Subsidiary, is in compliance with all applicable Sanctions, applicable Anti‑Corruption Laws and applicable Anti‑Terrorism Laws. No proceeds of any Loan made hereunder will be (x) used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Jurisdiction, or (y) otherwise used in any manner, in each case under clauses (x) and (y) that would result in a violation of any applicable Sanctions, applicable Anti‑Corruption Law or applicable Anti‑Terrorism Law by Agents, any Secured Party or any Obligor or any Subsidiaries or Affiliates of any Obligor.

9.1.25 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number. As of the Closing Date, the legal name, jurisdiction of organization, chief executive office, tax identification number and organizational identification number of each Obligor and each of its Subsidiaries is set forth on Schedule 9.1.25.

9.1.26 Inventory and Finished Product.

(a) As to each item of Inventory and Finished Product that is identified by Borrower as Eligible Inventory and Eligible Finished Product in a Borrowing Base Report submitted to Administrative Agent, such Inventory and Finished Product is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Monitoring Agent‑discretionary criteria) set forth in the definition of Eligible Inventory and Eligible Finished Product; provided, that, any inadvertent breach of this representation and warranty with respect to Inventory and Finished Product included

119

in any Borrowing Base Report with an aggregate value of $5,000,000 or less for all such Inventory and Finished Product shall not constitute a Default or an Event of Default unless the removal of such Inventory and Finished Product from the Borrowing Base would otherwise result in a Default or Event of Default.

(b) The Inventory and Finished Product included in the Borrowing Base (a) is located only at, or in‑transit between or to, the locations identified on Schedule 8.6.1 and such additional locations identified by Borrower by written notice to Monitoring Agent prior to the date on which any such Inventory and Finished Product is moved to any such new location (collectively, the “Disclosed Locations”), and (b) is not stored with a customer, Bailee or similar party except as set forth on Schedule 8.6.1 or as identified by Borrower by written notice to Monitoring Agent prior to the date on which any such Inventory and Finished Product is delivered to any customer or Bailee. With respect to Inventory and Finished Product that is not included in the Borrowing Base, all such Inventory and Finished Product is located at, or in‑transit between or to, one or more Disclosed Locations, other than such Inventory and Finished Product that may be located at locations that are not Disclosed Locations (collectively, the “Non‑Disclosed Locations”) so long as (i) the aggregate net book value of such Inventory and Finished Product located at any single Non‑Disclosed Location is $2,500,000 or less, and (ii) the aggregate net book value of such Inventory and Finished Product located at all Non‑Disclosed Locations is $10,000,000 or less.

(c) Each Obligor keeps materially correct and accurate records itemizing and describing the type and quantity of its and its Subsidiaries’ Inventory and Finished Product and the book value thereof.

9.1.27 Leases. Each Obligor enjoys peaceful and undisturbed possession under all leases material to its business and to which it is a party or under which it is operating, and, subject to matters being Properly Contested, all of such material leases are valid and subsisting and no default by the applicable Obligor exists under any of them which could reasonably be expected to have a Material Adverse Effect.

9.1.28 Material Contracts. Set forth on Schedule 9.1.28 is a reasonably detailed description of the Material Contracts of each Obligor and its Subsidiaries as of the Closing Date. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Obligor or its Subsidiary and, to Borrower’s knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 10.2.19), and (c) is not in default due to the action or inaction of the applicable Obligor or its Subsidiary.

9.1.29 Registration Taxes. No income, stamp or other taxes (other than taxes on, or measured by, net income or net profits) or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under Applicable Law in Mexico, imposed, assessed, levied or collected by Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or the Notes or (ii) on any payment to be made by any Obligor pursuant to this Agreement or the Notes, other than withholding taxes imposed by Mexico on payments of interest made under the Loan Documents by Borrower to Lenders.

119

9.1.30 Commercial Acts. Each Obligor is subject to civil and commercial law with respect to its obligations under this Agreement and the Notes, and the execution, delivery and performance by each such Obligor of this Agreement and the Notes constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts). None of the Obligors or any of their respective Subsidiaries nor any of their respective properties has any immunity from jurisdiction of any court or from set‑off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Mexico.

9.1.31 Proper Form. The Agreement and the Notes are in proper legal form under the law of Mexico for the enforcement thereof against the Obligors under the Applicable Law of Mexico, and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Notes in Mexico (except for the preparation of an official translation into Spanish of any such document by a translator authorized by the Mexican courts and service upon the relevant Obligor in the manner prescribed by Applicable Law in Mexico) as a condition to the initiation of any proceeding for the enforcement thereof in the courts of Mexico, which preparation and service may be initiated subsequent to the circumstances giving rise to such initiation of proceedings. It is not necessary that this Agreement or any of the Notes or any other document be registered, filed or recorded with any court or other authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any of the Notes.

9.1.32 Choice of Law and Submission to Jurisdiction. The provisions in this Agreement and the Loan Documents as to (i) the choice of New York law as the governing law thereof, where applicable, (ii) the irrevocable appointment and empowerment of the Process Agent to receive service of process on behalf of each Obligor and the acceptance of such appointment by the Process Agent, (iii) the submission by each Loan Party to the jurisdiction of the courts in the state of New York, and (iv) the manner of effecting service of process as set forth therein are legal, valid, binding on and enforceable under the laws of Mexico against such Loan Party.

9.1.33 Blocked Person. No Obligor is listed on the most current list referred to in Article 69‑B of the Mexico’s Federal Tax Code (Código Fiscal de la Federación) which lists those companies that have been identified by the Mexican tax authorities as companies that issue fiscal invoices without having the necessary assets, personnel, infrastructure, or capacity to render the services or produce, commercialize and deliver the goods that are being covered under such fiscal invoices or that are not being located by the tax authorities, and Obligors have not received notice that any of them or their respective Subsidiaries is listed on the most current list of blocked persons (lista de personas bloqueadas) administered by the Unit of Financial Intelligence (Unidad de Inteligencia Financiera) or by the National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores).

9.1.34 Ranking. The Obligations of each Obligor are senior, unconditional, secured and unsubordinated obligations and rank and will rank at least pari passu in priority of payment and in all other respects with all other Debt of such Obligor and unsecured obligations of such Obligor outstanding at any time except for any Statutory Priorities.

9.2 Complete Disclosure. All factual information taken as a whole (other than forward‑looking information and projections and information of a general economic nature and general information about Borrower’s industry) furnished by or on behalf of an Obligor or its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole

119

(other than forward‑looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of an Obligor or its Subsidiaries in writing to Administrative Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The projections delivered to Administrative Agent prior to the Closing Date, represent, and as of the date on which any other projections are delivered to Administrative Agent, such additional projections represent, Borrower’s good faith estimate, on the date such projections are delivered, of the Obligors’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Administrative Agent (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Obligors and their Subsidiaries, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections).

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. As long as any Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a) Subject to Section 10.1.1(b), permit Monitoring Agent from time to time, subject (unless an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or a Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Monitoring Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agents, as applicable, for all charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to one time per Loan Year, however if an Inspection Trigger Event has occurred, the Borrower shall reimburse Lender for one additional field examination in the 12 month period following such Inspection Trigger Event; and (ii) appraisals of Inventory and Finished Product, up to one time per Loan Year, however if an Inspection Trigger Event has occurred, the Borrower shall reimburse Lender for one additional appraisal in the 12 month period following such Inspection Trigger Event; provided that if an examination or appraisal is initiated during the continuance of a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrower without regard to such limits. Borrower shall pay Monitoring Agent’s and Agent’s, as applicable, then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

119

10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Administrative Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income and cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Borrower and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Administrative Agent (it being agreed that each “Big Four” accounting firm is acceptable to Administrative Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b) as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Administrative Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or comptroller of Borrower;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by their accountants in connection with such financial statements;

(e) not later than 30 days after the start of each Fiscal Year, projections of Borrower’s consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, month by month, and for the next three Fiscal Years, year by year;

(f) to the extent the Obligors have securities registered in the National Registry of Securities (Registro Nacional de Valores), promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements or prospectuses in connection with its securities in Mexico that Borrower files with the Comisión Nacional de Valores of Mexico or any securities exchange; and

(g) such other reports and information (financial or otherwise) as Administrative Agent may reasonably request from time to time in connection with any Collateral or Borrower’s, Subsidiary’s or other Obligor’s financial condition, ownership or business, in each case subject to attorney‑client privilege and any contractual confidentiality or non‑disclosure obligations binding on Obligors and their Subsidiaries in favor of a Person who is not an Affiliate of an Obligor so long as such obligation was not entered into for the purposes of evading the terms of this Agreement.

119

10.1.3 Notices. Notify Administrative Agent and Lenders in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract (other than an expiration by its terms); (c) any default under or termination (other than at the expiration thereof) of a Material Contract; (d) the existence of any Default or Event of Default; (e) the entry of any judgment against any Obligor or its Subsidiaries in an amount exceeding $1,000,000; (f) the written assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) the receipt by an Obligor of written notification of a violation of any law or regulation from any local, state, federal or foreign Governmental Authority or agency, which violation, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned by an Obligor; or receipt of any Environmental Notice, in each case, to the extent such occurrence could reasonably be expected to result in a liability in excess of $1,000,000; (i) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; and (j) any amendment to any Subordinated Intercompany Debt.

10.1.4 [RESERVED].

10.1.5 Compliance with Laws. Comply with all Applicable Laws, including Environmental Laws, pension, labor and employment laws, Sanctions, Anti‑Corruption Laws, Anti‑Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Sanctions, Anti‑Corruption Laws, and Anti‑Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti‑Terrorism, applicable Anti‑Corruption Laws and applicable Sanctions by the Obligors and Subsidiaries and their respective directors, officers, employees, agents and Affiliates. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Administrative Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, to the extent required by Environmental Law.

10.1.6 Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Obligor or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (i) to the extent that the validity of such assessment or tax is being Properly Contested and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax or (ii) such assessments or taxes that do not exceed $500,000 in the aggregate at any one time. Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by Applicable Laws and other applicable local, state, and federal income taxes, except (i) to the extent that the validity of such taxes is being Properly Contested and so long as, in the case of a tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax or (ii) such taxes that do not exceed $500,000 in the aggregate at any one

119

time. Upon request, Borrower will furnish Administrative Agent with proof reasonably satisfactory to Administrative Agent indicating that Borrower and its Subsidiaries have made the payments or deposits required in the preceding sentence.

10.1.7 Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance in form and substance and with insurers reasonably satisfactory to the Required Lenders, with respect to the Properties and business of Borrower and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, and in each case containing standard endorsements naming Administrative Agent (or its designee) as first loss payee in accordance with Applicable Law.

10.1.8 [RESERVED].

10.1.9 Future Subsidiaries. Promptly notify Administrative Agent in writing if any Person becomes a Subsidiary (other than an Excluded Subsidiary) and deliver any know‑your‑customer or other background diligence information reasonably requested by Administrative Agent or any Lender with respect to such Subsidiary; and (other than with respect to an Excluded Subsidiary) cause it to (a) execute and deliver to the Administrative Agent a joinder agreement in form reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders) (the “Joinder Agreement”), which shall cause such Subsidiary to become a Guarantor and party to this Agreement, as a joint and several “Guarantor” and as an “Obligor”, and (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate filings, financing statements, certified resolutions and other organizational and authorizing documents of such Person and opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent (as instructed by the Required Lenders). Any Subsidiary that is designated an Excluded Subsidiary shall have no obligation to become a party to this Agreement or any of the other Loan Documents or become a Guarantor.

10.1.10 Existence. Except as otherwise permitted under Section 10.2.6 or Section 10.2.9, at all times maintain and preserve in full force and effect (a) its existence (including being in good standing in its jurisdiction of organization) and the existence of their respective Subsidiaries, and (b) all rights and franchises, licenses and permits (and those of their respective Subsidiaries), except, in each case under this clause (b), as could not reasonably be expected to result in a Material Adverse Effect.

10.1.11 Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), free of any Liens (other than Permitted Liens) and Permitted Asset Dispositions excepted, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are being Properly Contested.

10.1.12 Environmental. Keep any property either owned or operated by Obligors or their Subsidiaries free of any environmental Liens or, alternatively, post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such environmental Liens. Comply with Environmental Laws and provide to Administrative Agent such

119

documentation of such compliance as Administrative Agent reasonably requests, except to the extent that noncompliance could not be reasonably expected to result in a Material Adverse Effect.

10.1.13 Further Assurances. At any time upon the reasonable request of Administrative Agent, within a reasonable period of time after such request and at the sole cost and expense of the Obligors, execute or deliver to Administrative Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Administrative Agent (as instructed by the Required Lenders) may reasonably request in form and substance reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders), that are necessary or advisable to create, perfect, and continue perfected or to better perfect Collateral Agent’s Liens in all of the Collateral (whether now owned or hereafter arising or acquired, and tangible or intangible), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Excluded Subsidiary or any Excluded Property. To the maximum extent permitted by Applicable Law, if any Obligor refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Obligor hereby authorizes Agent or its designee (which authorization shall be irrevocable, coupled with an interest) to (i) execute any such Additional Documents in the applicable Obligor’s or its Subsidiary’s name, as applicable, and (ii) file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Obligor shall take such actions as Administrative Agent (or its designee) may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral.

10.1.14 Material Contracts. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 10.1.2(c), provide Administrative Agent with (a) copies of (i) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (ii) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) notice of the termination (other than in accordance with its terms) of any Material Contract or of any material breach or default by an Obligor under any Material Contract.

10.1.15 Location of Inventory and Finished Product. Keep each Obligor’s and its Subsidiaries’ (a) Inventory and Finished Product only at the locations identified on Schedule 8.6.1, locations in Mexico that have been included Borrower Materials and such additional locations identified by Obligors by written notice to Monitoring Agent prior to the date on which any such Inventory and Finished Product is moved to any such new location, and (b) offices where books and records relating to Inventory and Finished Product are located only at the locations identified on Schedule 8.6.1 and such additional locations identified by Obligors by written notice to Monitoring Agent prior to the date on which any such office is relocated, so long as, in the case of any such new location under clause (a) or (b) above, such location is Mexico (in the case of Inventory and Finished Product of the Obligors and the books and records relating thereto) and, at the time of such written notification, Obligors use commercially reasonable efforts to provide Monitoring Agent a Lien Waiver with respect to any such office at which Collateral with a fair market value in excess of $1,000,000 is kept; provided, that, with respect to the movement of Inventory or Finished Product that is not included in the Borrowing Base to any new location, Obligors shall only be required to provide Monitoring Agent written notice thereof to the extent the failure to do so would cause (i) the aggregate Value of such Inventory and Finished

119

Product located at any single Non‑Disclosed Location (as defined in Section 9.1.26) to exceed $2,500,000, or (ii) the aggregate Value of such Inventory and Finished Product located at all Non‑Disclosed Locations to exceed $10,000,000.

10.1.16 ERISA. The Obligors will deliver to the Administrative Agent, at the Obligors’ expense, the following information at the times specified below:

(a) within ten (10) Business Days after any Obligor or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred which could reasonably be expected to result in a liability of any Obligor in excess of $2,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which such Obligor or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

(b) within ten (10) Business Days after any Obligor or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the IRC) has occurred which could reasonably be expected to result in a liability of any Obligor or any of its Subsidiaries in excess of $2,000,000, a statement of the chief financial officer of the Borrower describing such transaction and the action which such Obligor or other such entities have taken, are taking or propose to take with respect thereto;

(c) within thirty (30) Business Days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including all schedules and attachments thereto, filed with respect to each Pension Plan with respect to which the value of such Pension Plan’s benefits guaranteed under Title IV of ERISA exceeds the then current value of such Pension Plan’s assets allocable to such benefits by more than $2,000,000;

(d) within thirty (30) Business Days after receipt by any Obligor or any of its Subsidiaries or any ERISA Affiliate of each actuarial report for any Pension Plan with respect to which the value of such Pension Plan’s benefits guaranteed under Title IV of ERISA exceeds the then current value of such Pension Plan’s assets allocable to such benefits by more than $2,000,000 and each annual report and actuarial report for any Multiemployer Plan with respect to which an Obligor or any of its Subsidiaries could be reasonably expected to have material liability if such Obligor or Subsidiary were to partially or completely withdraw from such Multiemployer Plan, copies of each such report;

(e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each material funding waiver request filed with respect to any Pension Plan and all material communications from the Internal Revenue Service received by any Obligor or any of its Subsidiaries or any ERISA Affiliate with respect to such request;

(f) within thirty (30) Business Days after the occurrence thereof, notification of any material increase in the benefits of any Pension Plan or Multiemployer Plan or the Klockner Metals Corporation Supplemental Executive Retirement Plan (formerly known as the Namasco Corporation Supplemental Executive Retirement Plan), the establishment of or participation in any new Pension Plan, or the commencement of contributions to any Pension Plan

119

or the commencement of contributions to any Multiemployer Plan to which any Obligor or any of its Subsidiaries or any ERISA Affiliate was not previously contributing;

(g) within three (3) Business Days after receipt by any Obligor or any of its Subsidiaries or any ERISA Affiliate of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, copies of each such notice;

(h) within ten (10) Business Days after receipt by any Obligor or any of its Subsidiaries or any ERISA Affiliate of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Plan or Multiemployer Plan under Section 401(a) of the IRC, copies of each such letter;

(i) within ten (10) Business Days after receipt by any Obligor or any of its Subsidiaries or any ERISA Affiliate of a notice regarding the imposition of material withdrawal liability with respect to any Pension Plan or Multiemployer Plan, copies of each such notice;

(j) within ten (10) Business Days after any Obligor or any of its Subsidiaries or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 or 430 of the IRC or any Obligor or any of its Subsidiaries or any ERISA Affiliate fails to make a contribution to a Multiemployer Plan pursuant to Section 515 of ERISA on or before the due date for such installment or payment, a notification of such failure; and

(k) within three (3) Business Days after any Obligor or any of its Subsidiaries or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a written statement setting forth any such event or information.

Except for matters which individually or in the aggregate would not reasonably be expected to result in the imposition by the PBGC of a Lien on the assets of any Obligor or any Subsidiary thereof and which would not reasonably be expected to result in a Material Adverse Effect, the Obligors will establish, maintain and operate all Pension Plans that are maintained by any Obligor or any Subsidiary of an Obligor to comply in all respects with their respective terms and the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

10.1.17 Ranking. Each Obligor shall take all action necessary to ensure that its Obligations are senior, unconditional, secured and unsubordinated obligations and rank and shall rank at least pari passu in priority of payment and in all other respects with all unsecured Debt and other obligations of such Obligor outstanding at any time except for any Statutory Priorities.

10.2 Negative Covenants. As long as any Commitment or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1 Debt. Create, incur, guarantee or suffer to exist any Debt (including, for the avoidance of doubt, Affiliate Guaranties), except:

(a) the Obligations;

119

(b) Debt set forth on Schedule 10.2.1 and any Refinancing Debt in respect of such Debt;

(c) Permitted Purchase Money Debt and any Refinancing Debt in respect of such Debt;

(d) endorsement of instruments or other payment items for deposit and Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, provided that such Debt is extinguished within five (5) Business Days of its incurrence,

(e) Debt consisting of (i) unsecured guarantees incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Asset Dispositions; (iii) unsecured guarantees with respect to Debt of an Obligor, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Debt; and (iv) unsecured guarantees incurred in the Ordinary Course of Business in respect of obligations to suppliers, advertisers, licensees or similar persons that are not for borrowed money,

(f) unsecured Debt of any Obligor that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Debt is not incurred for working capital purposes, (iii) such unsecured Debt does not mature prior to the date that is 12 months after the Termination Date, (iv) such Debt is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Administrative Agent (as instructed by the Required Lenders), and (v) the only interest that accrues with respect to such Debt is payable in kind,

(g) Debt consisting of deferred compensation to employees of Borrower and its Subsidiaries incurred in the Ordinary Course of Business,

(h) Debt incurred in the Ordinary Course of Business under performance, surety, statutory, and appeal bonds,

(i) Debt owed to any Person providing property, casualty, liability, or other insurance to any Obligor, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such,

(j) the incurrence by any Obligor of Debt under Swap Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with any Obligor’s operations and not for speculative purposes,

(k) Debt incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so‑called “procurement cards” or “P‑cards”), in each case, incurred in the Ordinary Course of Business,

(l) Debt composing Permitted Investments,

(m) Subordinated Debt, so long as any such Debt shall be fully subordinated to the Obligations pursuant to a Subordination Agreement,

119

(n) Debt arising from intercompany loans and advances made among the Obligors,

(o) Subordinated Intercompany Debt, so long as a Subordination Agreement is in full force and effect with respect thereto; and

(p) additional Debt, to the extent not otherwise permitted under clauses (a) through (o) above in an aggregate principal amount not to exceed $10,000,000, less the dollar amount of Permitted Investments described in clause (m) of the definition of “Permitted Investments” made by Obligors to or in Excluded Subsidiaries under Section 10.2.8.

10.2.2 Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”); provided, that, no consensual Liens shall be permitted to exist on the Equity Interests of any Obligor.

(a) Liens in favor of Collateral Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes that (i) are not yet delinquent, (ii) do not exceed $1,000,000 in the aggregate at any one time or (iii) do not have priority over Collateral Agent’s Liens and the underlying taxes, assessments, or charges or levies are being Properly Contested;

(d) statutory Liens and common law landlord’s liens under leases (other than Liens for Taxes) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrower or any Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure obligations in connection with the making or entering into of tenders, bids, contracts, leases, statutory obligations and other similar obligations and not in connection with the borrowing of money;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 11.1(h);

(h) (1) all Liens, encumbrances and other matters disclosed in any policy of title insurance provided to Administrative Agent in connection with this Agreement, (2) easements, rights‑of‑way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business and (3) such other title and survey exceptions as Collateral Agent has approved or may approve in writing in its reasonable discretion;

(i) rights of setoff or bankers’ liens upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

119

(j) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the Ordinary Course of Business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are being Properly Contested;

(k) Liens on amounts deposited to secure a Borrower’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance;

(l) with respect to any Real Estate, easements, rights of way, restrictions, covenants and zoning restrictions or other agreements of record, and other similar charges or encumbrances on Real Estate that do not materially interfere with or impair the use or operation thereof;

(m) (i) non‑exclusive licenses of Patents, Trademarks, Copyrights and other Intellectual Property in the Ordinary Course of Business, and (ii) the interests of lessors under operating leases and non‑exclusive licensors under license agreements;

(n) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 10.2.1;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(q) Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary of any Obligor or is merged into or consolidated with or into such Obligor, but only to the extent that (i) the obligations secured by such Liens are limited to Debt permitted under Section 10.2.1, (ii) such event arises out of a Permitted Acquisition, and (iii) such Liens, and all Debt secured thereby, were not incurred in contemplation of such event;

(r) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000;

(s) [RESERVED];

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Obligor or any of their Subsidiaries in the Ordinary Course of Business;

(u) Liens that are replacements of Permitted Liens to the extent that the original Debt is the subject of permitted Refinancing Debt and so long as the replacement Liens only encumber those assets that secured the original Debt;

119

(v) Liens on amounts deposited to secure a Borrower’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the Ordinary Course of Business; and

(w) existing Liens shown on Schedule 10.2.2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule 10.2.2 shall only secure the Debt that it secures on the Closing Date and any Refinancing Debt in respect thereof.

10.2.3 [RESERVED].

10.2.4 Distributions; Upstream Payments. Declare or make any Distributions, except (a) Upstream Payments, (b) dividends payable solely in the same class of Equity Interests of such Person, (c) dividends and distributions from Borrower to Klöckner & Co SE or any of its Subsidiaries (other than Subsidiaries of Borrower), so long as, in the case of this clause (c), immediately prior to and after the making of any and all such payments, the Payment Conditions (Distributions) are satisfied, and (d) make payments permitted under Section 10.2.8 or in connection with affiliate transactions permitted under Section 10.2.17. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make an Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law, Restrictive Agreements permitted under Section 10.2.14(b) or (c) or Restrictive Agreements shown on Schedule 9.1.15.

10.2.5 Investments. Make any Restricted Investment.

10.2.6 Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition or a transfer of Property by a Subsidiary or Obligor to Borrower or another Obligor.

10.2.7 [RESERVED].

10.2.8 Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to (a) any Subordinated Debt, except to the extent permitted under the Subordination Agreement relating to such Debt, and (b) any Subordinated Intercompany Debt, except to the extent permitted under the Subordination Agreement relating to such Debt, except if immediately prior to and after the making of such repayment the Payment Conditions (Distributions) are satisfied.

10.2.9 Fundamental Changes. Change its name, organizational identification number, state of organization or organizational identity; liquidate, wind up its affairs or dissolve itself; or merge, Divide, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for:

(a) Permitted Acquisitions;

(b) mergers, consolidations and reorganizations between Borrower and any of its Subsidiaries, or between Subsidiaries of Borrower; provided, however, that (A) if such merger or consolidation involves Borrower, Borrower is the surviving entity, (B) if such merger or consolidation involves Borrower or a Guarantor, Borrower or a Guarantor is the surviving entity, (C) if such merger or consolidation involves an Obligor and an Excluded Subsidiary, an Obligor is the surviving entity, and (D) the Inventory and Finished Product of any such Subsidiary that is merged or consolidated into a Borrower shall not be Eligible Inventory or Eligible Finished Product until such time as the Administrative Agent or the Monitoring Agent and the Lenders shall

119

have completed an audit of such Inventory and Finished Product, and such other due diligence reasonably requested by Administrative Agent or Monitoring Agent, in a manner and with results reasonably satisfactory to Administrative Agent or Monitoring Agent;

(c) (i) the liquidation or dissolution of non‑operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of an Obligor (other than Borrower) or any of Borrower’s wholly‑owned Subsidiaries so long as all of the assets (including any interest in any Equity Interest) of such liquidating or dissolving Obligor or Subsidiary are transferred to an Obligor that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not an Obligor (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Collateral Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrower that is not liquidating or dissolving; or

(d) in the case of Immaterial Subsidiaries, as permitted pursuant to clauses (a) or (b) above, or in connection with the transactions permitted pursuant to Section 10.2.6.

10.2.10 [RESERVED].

10.2.11 Organic Documents. Amend, modify or otherwise change any of its Organic Documents if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, except in connection with a transaction permitted under Section 10.2.9.

10.2.12 [RESERVED].

10.2.13 Accounting Changes. Make any material change in its method of accounting or change its Fiscal Year.

10.2.14 Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) listed on Schedule 9.1.15; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15 [RESERVED].

10.2.16 Conduct of Business. Make any change in the nature of its or their business as conducted on the Closing Date or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except:

(a) (i) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or such Subsidiary, on the other hand, so long as such transactions (x) are fully disclosed to Administrative Agent prior to the consummation thereof, if they involve one or

119

more payments by Borrower or such Subsidiary in excess of $2,000,000 for any single transaction or series of related transactions, and (y) are no less favorable, taken as a whole, to Borrower or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non‑Affiliate, and (ii) transactions solely between an Obligor and one or more other Obligors,

(b) so long as it has been approved by Borrower’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with Applicable Law, any indemnity provided for the benefit of directors (or comparable managers) of Borrower or such Subsidiary,

(c) so long as it has been approved by Borrower’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Borrower in the Ordinary Course of Business and consistent with industry practice, and

(d) transactions permitted by the Loan Documents (including, without limitation, any Distributions permitted under Section 10.2.4 and Investments permitted under Section 10.2.5); and

(e) transactions with Affiliates existing at the Closing Date or consummated prior to the Closing Date, as shown on Schedule 10.2.17.

10.2.18 [RESERVED].

10.2.19 Prepayments and Amendments.

(a) Except in connection with Refinancing Debt permitted by Section 10.2.1, Distributions permitted by Section 10.2.4 or payments permitted by Section 10.2.8, optionally prepay, redeem, defease, purchase, or otherwise acquire any Debt of Borrower and its Subsidiaries, other than the Obligations in accordance with this Agreement, or make any payment on account of Subordinated Debt if such payment is not permitted at such time under the Subordination Agreement or other subordination terms and conditions applicable thereto.

(b) Amend, supplement or otherwise modify (i) any document, instrument or agreement relating to any Subordinated Debt, if such modification (A) increases the principal balance of such Debt (other than through paid‑in‑kind interest), or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the cash pay interest rate; (E) increases or adds any fees or charges; (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for Borrower or Subsidiary, or that is otherwise materially adverse to Borrower, any Subsidiary or Lenders; or (G) results in the Obligations not being fully benefited by the subordination provisions thereof, or (ii) any Material Contract, except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

10.2.20 [RESERVED].

10.2.21 [RESERVED].

119

10.2.22 Nature of Business. Make any change in the nature of its or their business or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

10.2.23 ERISA. Adopt or commence participation in, or permit any Subsidiary or ERISA Affiliate to adopt or commence participation in, any Pension Plan or Multiemployer Plan or, except for matters which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien by the PBGC on the assets of any Obligor or any Subsidiary thereof,

(a) engage, or permit any Subsidiary or ERISA Affiliate to engage, in any prohibited transaction which could reasonably be expected to result in the imposition on any Obligor or Subsidiary thereof of a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(b) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any funding deficiency to any Pension Plan;

(c) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Pension Plan where such event would result in any liability of any Obligor or any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

(d) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, any required contribution or payment to any Multiemployer Plan;

(e) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 or 430 of the IRC or fail to make any required payment to a Multiemployer Plan on or before the due date for such installment or other payment;

(f) amend, or permit any Subsidiary or ERISA Affiliate to amend, a Pension Plan resulting in an increase in current liability for the plan year such that any of the Obligors or any of their Subsidiaries or any ERISA Affiliate is required to provide security to such Pension Plan under Section 401(a)(29) of the IRC;

(g) withdraw, or permit any Subsidiary or ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

(h) allow any representation made in Section 9.1.18 to be untrue at any time.

10.3 Financial Covenants. As long as any Commitment or Obligations are outstanding, the Borrower (on a consolidated basis) shall maintain:

119

10.3.1 Net Gearing Ratio. A Net Gearing Ratio not greater than 1.20 to 1.00, measured as of the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 2024, taking into consideration (in each case) the most recent period for which audited consolidated financial statements and unaudited consolidated financial statements were delivered hereunder, as applicable.

10.3.2 Minimum Shareholders’ Equity Amount. Shareholders’ Equity shall be equal or exceed an amount of US$226,380,000, equivalent to 85% of the Shareholders’ Equity as of July 31, 2023, measured as of the last day of each calendar quarter, beginning with the period ending September 30, 2024, and subsequently, as of each three‑month period ending December 31, March 31, June 30 and September 30 thereafter, taking into consideration (in each case) the most recent period for which audited consolidated financial statements and unaudited consolidated financial statements were delivered hereunder, as applicable.

10.3.3 Collateral Ratio. A Collateral Ratio of at least 1.0 to 1.0.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Borrower fails to pay when due (whether at stated maturity, on demand, upon acceleration or otherwise) (i) all or any portion of the Obligations consisting of interest, fees, or charges due the Secured Parties, reimbursement of Claims, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or (ii) all or any portion of the principal of the Obligations;

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when given; unless (except in the case of the representations given under Section 9.1.24, which (for avoidance of doubt) shall not have the benefit of a cure period), in each case, the condition or event giving rise to such incorrect or misleading representation or warranty is susceptible of cure and has been cured within five (5) days of the earlier of (i) Administrative Agent giving notice of such misrepresentation or breach of warranty to the Borrower and (ii) a Senior Officer of such Obligor obtaining actual knowledge of such incorrect or misleading representation or warranty;

(c) An Obligor breaches or fail to perform any covenant contained in Sections 8.1 (provided that solely as relates to the delivery of a Borrowing Base Report, such failure is not cured within 5 days after the day required by Section 8.1 for such delivery), 8.2.4, 8.6.2, 10.1.1, 10.1.2, 10.1.5 (with respect to failure to comply with Sanctions, Anti‑Corruption Laws, and Anti‑Terrorism Laws), 10.1.9, 10.1.11 (solely if Borrower is not in good standing in its jurisdiction of organization), 10.1.16, 10.2 or 10.3;

(d) An Obligor breaches or fails to perform any covenant contained in Section 10.1.3 (other than if any Obligor is not in good standing in its jurisdiction of organization),

119

10.1.5 (except as otherwise covered under clause (c) above), 10.1.6, 10.1.11 (other than if Borrower is not in good standing in its jurisdiction of organization), 10.1.13, 10.1.14, 10.1.15 and such breach or failure is not cured within five (5) days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Administrative Agent, whichever is sooner;

(e) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents (other than any such covenant or agreement that is the subject of another provision under clauses (c) and (d) of this Section 11.1 (in which event such other provision of this Section 11.1 shall govern)), and such breach or failure is not cured within fifteen (15) days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Administrative Agent, whichever is sooner;

(f) If the obligation of any Guarantor under any Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

(g) Any (i) default in one or more agreements to which an Obligor or any of its Subsidiaries is a party with one or more third Persons relative to an Obligor’s or any of its Subsidiaries’ Debt involving an aggregate amount of $10,000,000 or more, and such default (A) occurs at the final maturity of the obligations thereunder, or (B) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Obligor’s or its Subsidiary’s obligations thereunder; or (ii) default in or an involuntary early termination of one or more Swap Agreements to which an Obligor or any of its Subsidiaries is party and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such Swap Agreement;

(h) If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against an Obligor or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

(i) Any Obligor or any of its Material Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrower and their Subsidiaries, taken as a whole;

(j) If an Insolvency Proceeding is commenced by an Obligor or any of its Subsidiaries;

(k) Any Insolvency Proceeding is commenced against an Obligor or any of its Material Subsidiaries and any of the following events occur: (a) such Obligor or such Material Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee, síndico or conciliador is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion

119

of the business of, such Obligor or its Material Subsidiary, or (e) an order for relief shall have been issued or entered therein;

(l) An Obligor or any of its Material Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrower and its Subsidiaries, taken as a whole;

(m) A Change of Control occurs;

(n) This Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of any Agent or any Lender;

(o) The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of any Agent or any Lender) be declared to be null and void or illegal, or a proceeding shall be commenced by an Obligor or its Subsidiaries, or by any Governmental Authority having jurisdiction over an Obligor or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or an Obligor or its Subsidiaries shall deny that such Obligor or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

(p) any Governmental Authority shall have (i) condemned, nationalized, confiscated, seized, or otherwise expropriated all or any substantial part of the Collateral, or (ii) taken any action for the dissolution or liquidation of any Obligor or any action that would prevent any Obligor or their respective officers from carrying on their business or operations or a substantial part thereof.

11.2 Remedies upon Default. If an Event of Default described in Section 11.1(j) or (k) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Administrative Agent or notice of any kind. In addition, or if any other Event of Default exists, Administrative Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower and Guarantors to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment or adjust the Borrowing Base; and

(c) exercise (or instruct the Collateral Agent to exercise) any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the Security Documents and initiate collection proceedings with respect to the Notes. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Administrative Agent (or its designee) at a place designated by

119

Administrative Agent (or its designee); (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Administrative Agent (or its designee), in its discretion, deems advisable. Administrative Agent (or its designee) may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Administrative Agent (or its designee) shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Administrative Agent (or its designee) may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. Administrative Agent (or its designee) is hereby granted an irrevocable, non‑exclusive license or other right to use, license or sub‑license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors necessary or useful in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral, whether now owned or hereafter arising, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, which Intellectual Property may be used in connection with advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral; provided, that, no sublicense is granted hereunder as to any licensed Intellectual Property, the sublicense of which is prohibited by the terms of the underlying third party license agreement. The use of such license by the Administrative Agent (or its designee) shall only be exercised, at the option of the Administrative Agent (or its designee), upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent (or its designee) in accordance herewith shall be binding upon the Obligors notwithstanding any subsequent cure of an Event of Default.

11.4 Setoff. At any time during an Event of Default, Administrative Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Administrative Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Administrative Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Administrative Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Administrative Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agents and Lenders under the Loan Documents are

119

cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of any Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by any Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENTS

12.1 Appointment, Authority and Duties of Agents.

12.1.1 Appointment and Authority. Each Secured Party appoints and designates (i) Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, as Administrative Agent, (ii) Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, as Collateral Agent, and (iii) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, as Monitoring Agent, in each case under all Loan Documents, and each Agent, individually in each respective capacity, hereby accepts such designation and appointment. Agents may, and each Secured Party authorizes each Agent to, enter into all Loan Documents to which each Agent is intended to be a party and accept all Security Documents. Any action taken by any Agent in accordance with the provisions of the Loan Documents, and the exercise by such Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, each Agent, as applicable, shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Secured Parties with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) in the case of Collateral Agent, act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Administrative Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base in accordance with the terms of this Agreement, whether to impose or release any reserve, or whether any conditions to funding have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of such Agent are administrative in nature only. Neither Agent has duties except those expressly set forth in the Loan Documents, and in no event does such Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon any Agent of any right shall not

119

imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Each Agent may perform its duties through employees and agents. Each Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Neither Agent shall be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agents under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, each Agent may presume that the condition is satisfactory to a Secured Party unless such Agent has received notice to the contrary from such Secured Party before such Agent takes the action. Each Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by such Agent. Each Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 15.1.1. In no event shall any Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2 Agreements Regarding Collateral and Borrower Materials.

12.2.1 Lien Releases; Care of Collateral. Secured Parties authorize Collateral Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Collateral Agent’s Liens (and Collateral Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 15.1, with the consent of Required Lenders. Secured Parties authorize Collateral Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Neither Agent has any obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Collateral Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Collateral Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.

12.2.2 Possession of Collateral. Collateral Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Collateral Agent

119

thereof and, promptly upon Collateral Agent’s request, deliver such Collateral to Collateral Agent or otherwise deal with it in accordance with Collateral Agent’s instructions.

12.2.3 Reports. Monitoring Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal or consultant report prepared for Monitoring Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Monitoring Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Monitoring Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrower’s books, records and representations; (b) that Monitoring Agent makes no representation or warranty as to the accuracy or completeness of Borrower Materials and shall not be liable for any information contained in or omitted from Borrower Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Monitoring Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from Borrower Materials, as well as from any Claims arising as a direct or indirect result of Monitoring Agent furnishing same to such Lender, via the Platform or otherwise.

12.3 Reliance By Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, telex, telegram, telecopy, e‑mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Each Agent shall have a reasonable and practicable amount of time to act upon any Communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Neither Agent shall be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agents and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Document or with the written consent of Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set‑off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Administrative Agent for application under Section 4.2.2 and it shall provide a written statement to Administrative Agent describing the Obligation affected by such payment or reduction.

119

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE; PROVIDED THAT, ANY CLAIM AGAINST AN AGENT INDEMNITEE SHALL RELATE TO, OR ARISE FROM, SUCH AGENT ACTING AS AGENT OR FOR ANY OTHER AGENT (IN SUCH CAPACITY OF AGENT). In any Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If any Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by such Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to such Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agents. Neither Agent shall be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by such Agent’s gross negligence or willful misconduct. Neither Agent assumes any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Neither Agent makes any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co‑Agents.

12.8.1 Resignation; Successor Agent. Each Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower. If no successor is appointed by the effective date of such Agent’s resignation, then on such date, such Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of such Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to such applicable Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as such Agent or holding any Collateral on behalf of Secured Parties, including indemnification under Sections 12.6 and 15.2, and all rights and protections under this Section 12. Any successor to an Agent by merger or

119

acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2 Co‑Collateral Agent. If appropriate under Applicable Law, Collateral Agent may appoint a Person to serve as a co‑collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Collateral Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Collateral Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Collateral Agent until appointment of a new agent.

12.9 Due Diligence and Non‑Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agents or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, neither Agent shall any duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to such Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of such Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally. Payments by any Secured Party to Administrative Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Administrative Agent by 1:00 p.m. (Mexico City time) on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. (Mexico City time) on such day, and if request is made after 1:00 p.m. (Mexico City time), then payment shall be made by 11:00 a.m. (Mexico City time) on the next Business Day. Payment by Administrative Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Administrative Agent. Any such payment shall be subject to Administrative Agent’s right of offset for any amounts due from such payee under the Loan Documents.

119

12.10.2 Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Administrative Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Administrative Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Loans. No Obligor shall be entitled to credit for any interest paid by a Secured Party to Administrative Agent nor shall a Defaulting Lender be entitled to interest on amounts held by Administrative Agent pursuant to Section 4.2.

12.10.3 Distributions. If Administrative Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Administrative Agent shall not be required to distribute such amount to any Secured Party.

12.11 Individual Capacities. As a Lender, each of HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include each of HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México in their respective capacities as a Lender. Agents, Lenders and their Affiliates may accept deposits from, lend money to, provide other than banking products or services to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agents or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agents, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 Titles. Each Lender, other than HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC and Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13 Certain ERISA Matters.

12.13.1 Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agents and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Pension Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95‑60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90‑1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91‑38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96‑23 (a class exemption for certain transactions determined by in‑house

119

asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84‑14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents satisfies the requirements of sub‑sections (b) through (g) of Part I of PTE 84‑14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84‑14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agents, in their discretion, and Lender.

12.13.2 Further Lender Representation. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agents and not, for the avoidance of doubt, to or for the benefit of any Obligor, that neither Agent is a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agents under any Loan Document).

12.14 [RESERVED].

12.15 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agents, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrower or any other Person. As between Borrower and Agents, any action that Agents may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.16 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender or any Affiliate thereof (each a “Credit Party”), whether or not in respect of an Obligation due and owing by any Obligor at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

12.17 U.S. Collateral Agent. If, after the date of this Agreement, Borrower and U.S. Collateral Agent execute a U.S. Security Agreement, such U.S. Collateral Agent shall execute and

119

deliver to Administrative Agent an Accession Agreement. Upon the execution of the Accession Agreement, each Obligor and each Secured Party shall be deemed to have appointed and designated U.S. Collateral Agent as “U.S. Collateral Agent” and “Agent” under the Loan Documents, with all the corresponding rights and obligations hereunder and thereunder, and subject to the limitations set forth herein and therein. Each Obligor and each Secured Party agrees that this Agreement and the applicable U.S. Security Agreement may be amended by the applicable Obligors, Administrative Agent and U.S. Collateral Agent without the consent of any other Secured Party to the extent necessary or desirable to cause the Liens granted thereby to be in favor of such Secured Parties, to add additional protections for the benefit of the U.S. Collateral Agent and to cause such U.S. Collateral Agent to be treated in the same manner as the “Agents” under this Agreement and the other Loan Documents. All references to “Collateral Agent” in this Agreement shall be construed as referring to U.S. Collateral Agent, unless the context requires otherwise.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Agents, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Each Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, extends the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, Guarantors or substantially all Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non‑fiduciary agent of Borrower (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and the principal amounts (and stated interest) of each Participant’s

119

interest in Commitments and Loans. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under Applicable Law (including, in the case of a Borrower that is a U.S. Person, the registered form requirement under Section 5f.103‑1(c) of the United States Treasury Regulations).

13.2.4 Benefit of Setoff. Each Participant shall have a right of set‑off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set‑off with respect to any participating interests sold by it. By exercising any right of set‑off, a Participant agrees to share with Lenders all amounts received through its set‑off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Administrative Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Administrative Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

13.3.2 Effect; Effective Date. Upon delivery to Administrative Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Administrative Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable, pursuant to Section 2.1.2. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire reasonably satisfactory to Administrative Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Administrative Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Administrative Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Administrative Agent in its discretion) to satisfy all funding and payment liabilities of the

119

Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4 Register. Administrative Agent, acting as a non‑fiduciary agent of Borrower (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans and interest owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Administrative Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrower or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) fails to give its consent to extend the Termination Date pursuant to Section 2.1.9, (c) is a Defaulting Lender, or (d) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or Section 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Administrative Agent or Borrower may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Administrative Agent is irrevocably appointed as attorney‑in‑fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14. CONTINUING GUARANTY

14.1 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law or other Applicable Law. Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non‑perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Guarantors shall pay all Guaranteed Obligations free of any taxes pursuant to Section 5.8 herein.

119

14.2 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

14.3 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Obligor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Obligor; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Obligor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

14.4 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

14.5 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect Full Payment or, with respect to any Guarantor, such Guarantor is sold (or becomes an Excluded Subsidiary) pursuant to a transaction permitted hereunder. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

119

14.6 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed in connection with any Insolvency Proceeding, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

14.7 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

14.8 Appointment of Borrower. Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Obligors as the Borrower deems appropriate in its sole discretion and each Obligor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by any Agent or a Lender to the Borrower shall be deemed delivered to each Obligor and (c) each Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Obligors.

14.9 Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.

14.10 No Subrogation. Each Guarantor hereby agrees that, until the indefeasible payment and satisfaction in full in cash in accordance with the terms of this Agreement of the Guaranteed Obligations, it will not exercise any right of subrogation against Borrower or any other guarantor of the Guaranteed Obligations or any security for any of the Guaranteed Obligations which such Guarantor may at any time otherwise have as a result of this Guaranty (whether contractual, under any applicable law or otherwise). If any amount shall be paid to the Guarantors in violation of this Section 14.11 at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid immediately to Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents, as the case may be. If (i) the Guarantors shall make payment to Administrative Agent of all or any part of the Guaranteed Obligations, and (ii) all the Guaranteed Obligations shall have been paid in full in cash, Administrative Agent shall, at the request of the Guarantors, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantors pursuant to this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by Administrative Agent upon the

119

insolvency, bankruptcy or reorganization of Borrower or the Guarantors or otherwise, all as though such payment had not been made.

14.11 Additional Guarantor Waivers and Agreements.

(a) Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; and (iii) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(b) Each Guarantor waives all rights and defenses that it may have because any of the Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the other Obligors; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Obligors: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower.

14.12 Specific Mexican Law Disclaimers. Each Guarantor hereby accepts the appointment as “Obligada Solidaria” under the Agreement, and as such, shall be subject to the obligations set forth thereunder, and references to “Obligada Solidaria” shall be deemed references to such Guarantor for purposes of this Guaranty and shall apply to such Guarantor mutatis mutandi. Each Guarantor hereby acknowledges the absence of the rights and benefits (including, orden, excusión, división, prórroga, quita and espera) entitled to a fiador and any other benefits it may have under any of articles 2813, 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2824, 2827, 2830, 2835, 2836, 2837, 2838, 2840, 2842, 2844, 2845, 2846, 2847, 2848 and 2849 of the Federal Civil Code (Código Civil Federal) and its correlative articles of the Civil Codes for the States of Mexico and the Federal District (currently the City of Mexico). The obligations assumed by the Guarantors shall not be affected by the absence of judicial request of payment, or by whether or not any Lender or any Agent takes any action within the time set forth in articles 2848 and 2849 of the Federal Civil Code (Código Civil Federal). In addition to the above, each Guarantor agrees that Administrative Agent may grant extensions, releases or reductions without the need for any such Guarantor’s consent. To the extent that any Lender or Administrative Agent receives a payment of any or all of the Guaranteed Obligations pursuant to this Agreement, the corresponding amounts due to Lenders under this Guaranty shall be deemed to be reduced by such paid amounts pro tanto (and if all Guaranteed Obligations have been fully paid, extinguished).

SECTION 15. MISCELLANEOUS

119

15.1 Consents, Amendments and Waivers.

15.1.1 Amendment. No modification of any Loan Document, including any amendment, supplement or extension of a Loan Document or waiver of a Default or Event of Default, shall be effective without the prior written agreement of Administrative Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that

(a) without the prior written consent of an affected Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of such Agent;

(b) [RESERVED];

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2) (provided, however, that none of the following will constitute a reduction, delay or postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest, fees or premiums: (A) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, (B) the waiver of any Default or Event of Default, (C) any change to the definition of “Excess Availability” or in the component definitions thereof or (D) any change to the definition of “Specified Availability” or in the component definitions thereof); (iii) extend the Termination Date pursuant to Section 2.1.9 applicable to such Lender’s Obligations; (iv) change Section 2.1.10 or any other provision hereof in a manner that alters any pro rata sharing of payments or ratable reduction of Commitments; or (v) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.5.2, 7.1 (except to add Collateral) or 15.1.1; (ii) amend the definition of “Borrowing Base,” “Accounts Formula Amount,” “Inventory Formula Amount,” “Finished Product Formula Amount” or “Availability Reserve” (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability, “Pro Rata” or “Required Lenders;” (iii) release all or substantially all Collateral; (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations or (v) change any Loan Document provision requiring consent or action by all Lenders;

(e) if Real Estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by Applicable Law or as otherwise satisfactory to all Lenders; and

(f) except as expressly permitted by this Agreement, (i) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt or other obligation or subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Debt or other obligation, without the prior written consent of each Lender directly affected thereby.

15.1.2 Limitations. Notwithstanding anything in any Loan Document to the contrary, Conforming Changes with respect to SOFR, Term SOFR or any Successor Rate may be made in accordance with Section 3.6. The agreement of Borrower shall not be required for any

119

modification of a Loan Document that deals solely with the rights and duties of Lenders or any Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by any Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

15.1.3 Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

15.1.4 Corrections. If Administrative Agent and Borrower identify an ambiguity, omission, mistake, typographical error or other defect in any provision, schedule or exhibit of a Loan Document, they may amend, supplement or otherwise modify the Loan Document to cure it, and the modification shall be effective without action or consent by any other party to this Agreement.

15.1.5 [RESERVED]

15.2 Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided, however, that Borrower shall not be liable for (a) disputes solely between or among the Lenders, or (b) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that this indemnification shall extend to any Agent (but not the Lenders) relative to disputes between or among an Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (c) any Taxes or any costs attributable to Taxes, which shall governed by Section 5.8.3). In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non‑appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

15.3 Notices and Communications.

15.3.1 Notice Address. Subject to Section 15.3.2, all Communications by or to a party hereto shall be in writing and shall be given to Borrower, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3. In addition, a Communication from Agents to Lenders may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to an Agent in writing by the applicable Lender from time to time, or (ii) by posting the Communication on a website and sending the Lender notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first‑class postage pre‑paid, addressed to the applicable address; (c) if given by

119

personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if provided electronically by an Agent to Lenders, when the Communication (or notice advising of its posting to a website) is sent to the Lender’s electronic address. Notwithstanding the foregoing, no notice to an Agent pursuant to Section 2.1.4, 2.1.9, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at such Agent such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by all Obligors.

15.3.2 Communications. Electronic and telephonic Communications (including e‑mail, messaging, voice mail and websites) may be used only in a manner acceptable to an Agent. No Agent makes any assurance as to the privacy or security of electronic or telephonic Communications. E‑mail and voice mail shall not be effective notices under the Loan Documents.

15.3.3 Platform. Borrower Materials shall be delivered pursuant to procedures approved by Administrative Agent, including electronic delivery (if requested by Administrative Agent) to an electronic system maintained by it (“Platform”). Borrower shall notify Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Administrative Agent only upon its receipt of such notice. Communications and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e‑mail, or any other electronic platform or messaging system. Administrative Agent may, but is not obligated to, make Communications available to Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or other electronic platform.

15.3.4 Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non‑public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non‑public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in trading, investment or other market‑related activities with respect to an Obligor’s securities.

15.3.5 Non‑Conforming Communications. Each Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it is not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, varied from an earlier Communication or later confirmation. Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any Communication purportedly given by or on behalf of any Obligor.

119

15.3.6 Reliance on Communications. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed.pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each Agent shall be entitled to rely on the e‑mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor’s failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.

15.4 Performance of Borrower’ Obligations. Any Agent may, in its discretion at any time and from time to time, at Borrower’s expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by such Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Collateral Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of any Agent under this Section shall be reimbursed to such Agent by Borrower, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by any Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5 Credit Inquiries. Administrative Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

15.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8 Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed to by such Agent) be in the form of an Electronic Record and may be

119

executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agents and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agents are under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by any Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed original counterpart.

15.9 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

15.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for an Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agents, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agents and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

15.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrower acknowledges and agrees that (a)(i) this credit facility and any arranging or other services by any Agent, any Lender, any of their Affiliates or any arranger are arm’s‑length commercial transactions between Borrower and its Affiliates, on one hand, and any Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrower has consulted its own legal, accounting, regulatory, tax and other advisors to the extent it has deemed appropriate; and (iii) Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agents, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agents, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests

119

that differ from those of Borrower and its Affiliates, and have no obligation to disclose any of such interests to Borrower or its Affiliates. To the fullest extent permitted by Applicable Law, Borrower hereby waives and releases any claims that it may have against Agents, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

15.12 Confidentiality. Each of Agents and Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self‑regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to any Agent, any Lender, or any of their Affiliates on a nonconfidential basis from a source other than Borrower, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower. Borrower consents to the publication by Agents and Lenders of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or trademarks of Borrower and Subsidiaries. Agents and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Agents and Lenders in connection with the Loan Documents and Commitments. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agents and Lenders acknowledges that (i) Information may include material non‑public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non‑public information in accordance with Applicable Law.

15.13 [RESERVED]

15.14 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

15.15 Consent to Forum; Bail‑In of EEA Financial Institutions.

15.15.1 Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND EACH

119

OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT, AND EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES THE JURISDICTION OF ANY OTHER COURTS TO WHICH IT MAY BE ENTITLED BY REASON OF NATIONALITY, DOMICILE OR OTHERWISE. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR IN SECTION 15.15.4. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

15.15.2 Other Jurisdictions. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

15.15.3 Acknowledgement and Consent to Bail‑In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write‑down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write‑Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail‑in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write‑Down and Conversion Powers.

15.15.4 Process Agent. Each Obligor hereby irrevocably designates, appoints and empowers C T Corporation System with domicile at 28 Liberty Street, New York, NY, 10005, United States of America (the “Process Agent”), as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action or proceeding in New York, New York, United States of America, and to empower the Process Agent pursuant to a power of attorney to be granted by each Obligor, substantially in the form of Exhibit E to be formalized in a public instrument issued by a Mexican notary public. Each Obligor agrees that the failure of the Process Agent to give notice to the Obligor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Obligors agree to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision, including the empowerment of

119

such new designee, appointee and agent pursuant to a power of attorney to be granted by each Obligor, substantially in the form of Exhibit E to be formalized in a public instrument issued by a Mexican notary public. Obligors further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Process Agent such service to become effective 30 days after such mailing. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

15.15.5 Immunity. To the extent that any Obligor has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents to the extent permitted by Applicable Law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 of the United States (the “Act”) and are intended to be irrevocable for purposes of such Act.

15.16 [RESERVED].

15.17 Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which each Secured Party hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non‑payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by an Agent on which an Obligor may in any way be liable, and hereby ratifies anything an Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agents to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agents and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.18 Patriot Act Notice. Agents and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agents and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agents and Lenders to identify it in accordance with the Patriot Act. Agents and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as any Agent or any Lender may request from time to time for purposes of complying with any “know your customer,” anti‑money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation to the extent applicable.

119

15.19 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KLOECKNER METALS SERVICE CENTERS DE MÉXICO, S. DE R.L. DE C.V., AS BORROWER

By: /s/ Angela Marie Arellauo Villamar

Name: Angela Marie Arellauo Villamar

Title: CFO

KLOECKNER SPECIALTY METALS DE MÉXICO, S. DE R.L. DE C.V., AS

By: /s/ Angela Marie Arellauo Villamar

Name: Angela Marie Arellauo Villamar

Title: CFO

NAFLEX, S. DE R.L. DE C.V., AS

By: /s/ Angela Marie Arellauo Villamar

Name: Angela Marie Arellauo Villamar

Title: CFO

[Signature Page to Loan and Security Agreement]

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, AS LENDER

By: /s/Sergio Enrique Gallegos David

Name: Sergio Enrique Gallegos David

Title: Attorney in Fact

By: /s/Cordelia González Flores

Name: Cordelia González Flores

Title: Attorney in Fact

REVISADO

Por Alejandro Zertuche a las 1:36 p.m., 9/2/24

Signature page corresponding to the Loan and Security date as of September 4, 2024 by KLOECKNER METALS SERVICE CENTERS DE MEXICO, S. DE R.L. DE C.V., as Borrower, KLOECKNER SPECIALTY METALS DE MEXICO, S. DE R.L. DE C.V. and NAFLEX, S. DE R.L. DE C.V., as Guarantors, BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as Administrative Agent, BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as Collateral Agent, HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, as Monitoring Agent, and HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, as Lead Arranger and Bookrunner.

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, AS ADMINISTRATIVE AGENT

By: /s/Fernando Ibarra Molina

Name: Fernando Ibarra Molina

Title: Apoderado

By: /s/Daniel Gonzalez Espinosa

Name: Daniel Gonzalez Espinosa

Title: Apoderado

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, AS COLLATERAL AGENT

By: /s/Fernando Ibarra Molina

Name: Fernando Ibarra Molina

Title: Apoderado

By: /s/Daniel Gonzalez Espinosa

Name: Daniel Gonzalez Espinosa

Title: Apoderado

[Signature Page to Loan and Security Agreement]

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, AS MONITORING AGENT

By: /s/Sergio Enrique Gallegos David

Name: Sergio Enrique Gallegos David

Title: Attorney in Fact

By: /s/Cordelia González Flores

Name: Cordelia González Flores

Title: Attorney in Fact

REVISADO

Por Alejandro Zertuche a las 1:36 p.m., 9/2/24

Signature page corresponding to the Loan and Security date as of September 4, 2024 by KLOECKNER METALS SERVICE CENTERS DE MEXICO, S. DE R.L. DE C.V., as Borrower, KLOECKNER SPECIALTY METALS DE MEXICO, S. DE R.L. DE C.V. and NAFLEX, S. DE R.L. DE C.V., as Guarantors, BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as Administrative Agent, BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, as Collateral Agent, HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, as Monitoring Agent, and HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, as Lead Arranger and Bookrunner.

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, AS LENDER

By: /s/Fernando Ibarra Molina

Name: Fernando Ibarra Molina

Title: Apoderado

By: /s/Daniel Gonzalez Espinosa

Name: Daniel Gonzalez Espinosa

Title: Apoderado

[Signature Page to Loan and Security Agreement]

DEUTSCHE BANK AG, AMSTERDAM BRANCH, AS LENDER

By: /s/Rob van Werkhoven

Name: Rob van Werkhoven

Title: Vice President

By: /s/W.A. Calame

Name: W.A. Calame

Title: Head Commodity Trade Fin

[Signature Page to Loan and Security Agreement]